Exhibit 30 (d)(ii)

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

GROUP INSURANCE CERTIFICATE

Prudential certifies that insurance is provided according to the Group Contract for each insured Participant. Your Schedule of Benefits shows the Contract Holder, and the Group Contract Number.

Insured Participant: You are eligible to become insured under the Group Contract if:

(1) you are in the Covered Classes of the Certificate's Schedule of Benefits; and

(2) you meet the requirements in the Certificate's Who Is Eligible section.

The When You Become Insured section of the Certificate states how and when you may become insured for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage. Your insurance will end when the rules in the When Your Insurance Ends section so provide.

Beneficiary for Participant Death Benefits: See the Certificate's Beneficiary Rules.

VARIABLE UNIVERSAL LIFE COVERAGE

Coverage and Amounts: The Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, and the amounts of insurance are described in the Certificate.

If you are insured, this Group Insurance Certificate replaces any older certificates issued to you for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage.

Right to Examine this Certificate: You may return this Certificate, provided it is not a replacement for a Certificate previously issued to you under the Group Contract, to Prudential, for any reason, within 30 days after you receive it. If you return it within this period, the Insurance will be void from its Effective Date, and we will refund your contributions.

The Death Benefit may increase or decrease daily depending on the payment of premiums, the investment experience of the Separate Account and the level of charges made. But, it will not be less than the Face Amount of Insurance shown plus the amount of any extra benefit, if the Covered Person’s Insurance is not in default and there is no Certificate Fund debt or withdrawal. Refer to Section A of the Variable Universal Life Coverage for details.

The Certificate Fund value may increase or decrease daily depending on the payment of premiums, the investment experience of the Separate Account and the level of charges made. There is no guaranteed minimum.

Disclosure Notice

FOR INDIANA RESIDENTS

Questions regarding your policy or coverage should be directed to:

The Prudential Insurance Company of America
(800) 524-0542

If you (a) need the assistance of the governmental agency that regulates insurance; or (b) have a complaint you have been unable to resolve with your insurer you may contact the Department of Insurance by mail, telephone or e-mail:

State of Indiana Department of Insurance
Consumer Services Division
311 West Washington Street, Suite 300
Indianapolis, Indiana 46204

Consumer Hotline: (800) 622-4461; (317) 232-2395

Complaints can be filed electronically at www.in.gov/idoi.

FOR MARYLAND RESIDENTS

The Group Insurance Contract providing coverage under this Certificate was issued in a jurisdiction other than Maryland and may not provide all of the benefits required by Maryland law.

Effect of Option to Accelerate Death Benefits

Option To Accelerate Payment Of Certain Death Benefits

Schedule of Benefits

Covered Classes: All eligible Participants: (1) who enroll in the Group Variable Universal Life Plan of the American Institute of Certified Public Accountants Insurance Trust, and (2) whose insurance under this Plan began on or after September 1, 2022, and (3) who: (a) reside in a jurisdiction in which Prudential is authorized to market Group Variable Universal Life insurance other than Alaska, Arkansas, Arizona, California, Connecticut, Florida, Idaho, Kentucky, Louisiana, Maine, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, or Wyoming; and (b) are members of: (i) the American Institute of Certified Public Accountants; or (ii) a Qualified State Society of CPAs; and (c) have not elected the Extension of Coverage and Waiver of Cost of Insurance Charges During Total Disability feature.

Participants who are not eligible to enroll in this Plan include: (1) Participants currently enrolled in the CPA Life Insurance Plan under Prudential Group Contract GO-14273 including those Participants who have extended death protection under the Extended Death Protection During Total Disability provisions of the CPA Life Insurance Plan under Prudential Group Contract GO-14273; and (2) Participants enrolled in the Group Variable Universal Life Plan of the American Institute of Certified Public Accountants Insurance Trust whose insurance began prior to January 1, 2020 who elect to stay in that Plan.

Program Date: September 1, 2022. This Certificate describes the benefits under the group program as of the Program Date.

You should know...
•The Variable Universal Life Coverage in this Certificate, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is available to you if you are included in the Covered Classes. Only that Coverage and those additional provisions for which you become insured will apply to you. The rules for becoming insured are in the Certificate’s When You Become Insured section.
•There are evidence of insurability requirements described later in this Schedule of Benefits and in later pages of this Certificate. Those requirements apply when you first become insured. They may also apply to any changes in your insurance, including a change in class, unless otherwise stated.
•The Variable Universal Life Coverage in this Certificate, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is described more fully on later pages of this Certificate. Be sure to read those pages carefully. They show when benefits are or are not payable under the Group Contract. They also outline when insurance ends and the conditions, limitations and exclusions that apply to that Coverage.
•A Definitions section is included in this Certificate. Many of the terms used in this Certificate are defined in that section.
•Cash values may increase or decrease, based on performance of the variable investment options. No guarantee applies to the cash values, except those which apply to the Fixed Account.
•The Variable Universal Life Coverage in this Certificate, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is insured under a Group Contract issued by Prudential. All benefits are subject to the Group Contract which includes the Group Insurance Certificate. It forms the agreement under which payment of insurance is made. The Group Contract may be amended at any time, but no amendment, other than a termination amendment or an amendment to conform to law, will be used to: (a) require you to buy additional coverage or enhanced benefits; (b) reduce or end benefits not previously scheduled to reduce or end under the terms of this Certificate; or (c) take away your right to convert to an individual insurance contract, to surrender the Certificate, or to use the Certificate Fund to provide paid-up insurance.

Variable Universal Life Coverage
FOR YOU ONLY
The face amount of insurance is the amount for your Benefit Class according to the option for which you have enrolled under the Group Variable Universal Life Insurance Plan of the American Institute of Certified Public Accountants Insurance Trust according to your attained age on the Contract Anniversary coinciding with or immediately preceding your plan entrance date.
FACE AMOUNTS OF INSURANCE:
Benefit Classes                         Face Amount of Insurance

1. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified
tate Society and, as indicated on your enrollment form, are enrolled for Schedule CN as follows:
Age 50 or more but less than age 55.......................................... $50,000
2. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CM as follows:
Less than age 50….......................................................................$50,000
Age 50 or more but less than age 55…….…..…………..…… $100,000
3. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CL as follows:
Less than age 50..................................…...................................$100,000
Age 50 or more but less than age 55…….…..…………..…… $150,000
Age 55 or more but less than age 65..……….……………...…..$50,000
4. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CK as follows:
Less than age 50.......................................................................................$150,000
Age 50 or more but less than age 55........................................................$200,000
Age 55 or more but less than age 65….…………………….…..............$100,000
Age 65 or more but less than age 70..….……………………..….............$50,000

5. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CJ as follows:
Less than age 50.......................................................................................$200,000
Age 50 or more but less than age 55....................................................... $250,000
Age 55 or more but less than age 65….…………………….…..............$150,000
Age 65 or more but less than age 70..….…………………….…............$100,000
6. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CI as follows:
Less than age 55.....................................................................................................$300,000
Age 55 or more but less than age 65........................................................$200,000
Age 65 or more but less than age 70........................................................$150,000
7. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CH as follows:
Less than age 55.......................................................................................$350,000
Age 55 or more but less than age 65........................................................$250,000
Age 65 or more but less than age 70........................................................$200,000
Age 70 or more but less than age 76..........................................................$50,000
8. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CG as follows:.
Less than age 55.......................................................................................$400,000
Age 55 or more but less than age 65........................................................$300,000
Age 65 or more but less than age 70........................................................$250,000

Age 70 or more but less than age 76...........................................................$75,000
9. All Participants who are members of the American Institute of Certified Public Accountants or a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CF as follows:
Less than age 55........................................................................................$500,000
Age 55 or more but less than age 65.........................................................$400,000
Age 65 or more but less than age 70.........................................................$300,000
Age 70 or more but less than age 76.........................................................$100,000
10a. All Participants who are members of the American Institute of Certified Public Accountants and, as indicated on your enrollment form, are enrolled for Schedule CE as follows:
Less than age 55.......................................................................................$750,000
Age 55 or more but less than age 65........................................................$500,000
Age 65 or more but less than age 70........................................................$350,000
Age 70 or more but less than age 76........................................................$150,000
10b. All Participants who are members of a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CE as follows:
Age 55 or more but less than age 65.........................................................$500,000
Age 70 or more but less than age 76.........................................................$150,000
11. All Participants who are members of the American Institute of Certified Public Accountants and, asindicated on your enrollment form, are enrolled for Schedule CD as follows:
Less than age 55.....................................................................................$1,000,000
Age 55 or more but less than age 65.........................................................$750,000
Age 65 or more but less than age 70.........................................................$500,000
Age 70 or more but less than age 76.........................................................$200,000
12. All Participants who are members of the American Institute of Certified Public Accountants and, as indicated on your enrollment form, are enrolled for Schedule CC as follows:
Less than age 55.....................................................................................$1,500,000
Age 55 or more but less than age 65......................................................$1,000,000
Age 65 or more but less than age 70.........................................................$750,000
Age 70 or more but less than age 76.........................................................$250,000
13. All Participants who are members of the American Institute of Certified Public Accountants and, as indicated on your enrollment form, are enrolled for Schedule CB as follows:
Less than age 55.....................................................................................$2,000,000
Age 55 or more but less than age 65......................................................$1,500,000
Age 65 or more but less than age 70......................................................$1,000,000
Age 70 or more but less than age 76.........................................................$500,000
14. All Participants who are members of the American Institute of Certified Public Accountants and a Qualified State Society and, as indicated on your enrollment form, are enrolled for Schedule CA as follows:
Less than age 55.....................................................................................$2,500,000
Age 55 or more but less than age 65......................................................$2,000,000
Age 65 or more but less than age 70......................................................$1,500,000
Age 70 or more but less than age 76….....................................................$750,000
Maximum Amount of Insurance: In no event will the combined amount of your Group Life Insurance under one or more Group Insurance Contracts issued to the Trustees of the American Institute of Certified Public Accountants Insurance Trust exceed the amount of insurance shown in the table below:
Age                             Maximum Combined Amount of Insurance
Less than age 55                                 $2,500,000
Ages 55 - 64                                $2,000,000
Ages 65-69                                 $1,500,000
Ages 70-75                                  $750,000

When Evidence is Required:
For all eligible Participants enrolling for Variable Universal Life Coverage for the first time and for all eligible Participants age 45 and above previously enrolled for Group Variable Universal Life prior to January 1, 2020 or previously enrolled for the CPA Life Plan: You must give evidence of insurability satisfactory to Prudential before any Amount of Insurance can become effective. This requirement applies: when you first become insured; when your Class changes; or if the Face Amount of Insurance for your Class is changed by an amendment to the Group Contract. If you are insured, you will still have to meet this evidence requirement before any increase in your Face Amount of Insurance can become effective.
For all eligible Participants less than age 45 who were previously enrolled for Group Variable Universal Life prior to January 1, 2020 or previously enrolled for the CPA Life Plan
You do not need to provide evidence of insurability in order to transfer into the Group Variable Universal Life plan available on or after September 1, 2022 for an amount of insurance equal to your amount of insurance under your prior Plan. If you choose to increase your amount of insurance, you must provide evidence of insurability satisfactory to Prudential before the amount of your increase will become effective.
Amount Limitation: On or after the first Contract Anniversary coinciding with or next following your attainment of the Limiting Age, (shown below), your Face Amount of Insurance is limited. It is the amount shown below as a percent of your Face Amount of Insurance on the day prior to the date this Amount Limitation first applies to your Face Amount of Insurance.

Limiting Age:	Limited Percent*:
The later of:	The greater of (1) and (2):
(a) your attainment of age 75; and	(1) 75% of your Face Amount of Insurance on the day prior to the date you attain age 75; and
(b) the October 1 on or after the tenth anniversary of the day on which you became insured for the Variable Universal Life Coverage under the Group Contract.	An amount equal to five times your Certificate Fund on the Business Day prior to your attainment of the Limiting Age.

The later of:	The greater of (1) and (2):
(a) your attainment of age 80;	(1) 50% of your Face Amount of Insurance on the day prior to the date you attain age 75, and
(b) the October 1 on or after the tenth anniversary of the day on which you became insured for the Variable Universal Life Coverage under the Group Contract.	(2) An amount equal to five times your Certificate Fund on the Business Day prior to your attainment of the Limiting Age.

*If the revised Face Amount of Insurance is not a multiple of $1,000, it will be rounded to the next higher multiple of $1,000.
For certificates effective after the day prior to the date you attain age 75, we will use your initial Face Amount for the Limiting Age calculation.
But in no event will your ultimate Face Amount of insurance, as determined in accordance with (1) or (2) above, exceed your amount of insurance on the day prior to your attainment of the Limiting Age. Nor will your amount of insurance at any time be reduced to an amount below an amount required to keep the coverage within the definition of life insurance under the Internal Revenue Code of 1986 or successor law without reducing the Certificate Fund.
Effect of Option to Accelerate Death Benefits under Variable Universal Life Coverage: When you elect this option, the total amount of Variable Universal Life Insurance Coverage otherwise payable on a person’s death, including any amount under an extended death benefit, will be reduced by the Terminal Illness Proceeds. Any amount of Terminal Illness Proceeds paid is not available for conversion. Please refer to section L of the Variable Universal Life Coverage for additional information on conversions.
Burial Expense: If it appears to Prudential that a person incurs expenses in connection with your burial, that person may receive part of your insurance under the Variable Universal Life Coverage. Prudential, at its option, may pay that person up to $250.00. If an amount is so paid, Prudential will not have to pay that part of your insurance again.
Initial Minimum Contribution – Participant: An amount equal to two times the sum of: (a) the monthly cost of insurance; and (b) the Monthly Administration Charge, plus Expense Charges.
Assignments: All assignments are allowed.

List of Investment Options –

Option	Fund Portfolio
Advanced Series Trust	AST Cohen & Steers Realty Portfolio
Franklin Templeton Variable Insurance Products Trust - Class 2	Templeton Global Bond Fund VIP
JP Morgan Insurance Trust	JPMorgan Insurance Trust Small Cap Core Portfolio
Lazard Retirement Series, Inc. - Service Shares	Lazard Retirement Emerging Markets Equity Portfolio
Lazard Retirement International Equity
Lazard Retirement US Small-Mid Cap Equity Portfolio
Neuberger Berman Advisers Management Trust - Class I Shares	Neuberger Berman AMT Sustainable Equity Portfolio
PIMCO Variable Insurance Trust	PIMCO All Asset Portfolio
PIMCO Total Return Portfolio
Prudential Series Fund, Inc. (Class I)	Prudential Government Money Market Portfolio Stock Index Portfolio
The Valuation Date for all portfolios is the end of each Business Day.
OTHER INFORMATION
Contract Holder: The American Institute of Certified Public Accountants Insurance Trust
Group Contract No. GV-14273
Cost of Insurance: The Coverage describes the minimum premium contributions required, as well as the additional premium contributions you may make. You will be given additional information concerning the cost of the coverage when you are asked to enroll. The minimum charge to provide the Variable Universal Life Coverage, other than any additional provisions that may be a part of the Variable Universal Life Coverage, will never exceed the applicable amount under the Table of Maximum Rates.
Prudential’s Address:
The Prudential Insurance Company of America
213 Washington Street
Newark, NJ 07102
WHEN YOU HAVE A CLAIM
Each time a claim is made, it should be made without delay. Use a claim form and follow the instructions on the form. If you do not have a claim form, contact Prudential.

Benefit Costs and Charges Page
(Made a part of the Certificate as of September 1, 2022)
Benefit Costs for Additional Coverages
Schedule of Charges
Mortality and Expense Risk Charge: A charge against the variable investment options at a rate of .00123% a day (0.45% a year) for mortality and expense risk. Prudential may change that charge, but not to exceed 0.00245% a day (0.90% a year).
Expense Charges: From each contribution paid by you, Prudential deducts the sum of: (1) An amount equal to 0% of the contribution to cover state and local premium taxes; and (2) an amount equal to 0% of the contribution to cover applicable federal taxes. The charges described in (1) and (2) above may be changed if the cost of Prudential's taxes related to contributions change. But (1) will never exceed 5.0% of the contribution, and (2) will never exceed 1.25% of the contribution. You will be notified about the amount of any change in the above Expense Charges.
Monthly Administration Charge: The monthly administration charge will be $0. Prudential may change this charge, but it will not exceed $4.00.
Transfer Charges: Unless the person’s Insurance is in default, up to 12 transfers per year may be made among investment options of the Separate Account or into the Fixed Account, without charge. Prudential may make a charge of $10.00 for each transfer request exceeding 12 in any Certificate Year. This charge will never exceed $20.00.
Partial Withdrawal Charges: Prudential may deduct from the amount withdrawn from a Certificate Fund a transaction charge of up to the lesser of: (a) 2% of the amount withdrawn; and (b) $10.00. But this (b) will never exceed $20.00.
Annual Report Fee: $20.00. This fee will never exceed $60.00. This fee only applies to your requests for additional reports.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Table of Death Benefit Factors
Calculated at 2%, 2017 Commissioners Standard Ordinary Composite Ultimate Table - Age Last Birthday (Per $1.00 of Insurance Amount) for Certificates Effective in 2022 and Later

Person's Attained Age	Male Factor	Female Factor	Person's Attained Age	Male Factor	Female Factor	Person's Attained Age	Male Factor	Female Factor
18	0.30921	0.28849	53	0.57469	0.55304	88	0.9164	0.90376
19	0.31484	0.29403	54	0.58464	0.56289	89	0.92247	0.91084
20	0.32055	0.29967	55	0.59471	0.57286	90	0.92807	0.91761
21	0.32637	0.30544	56	0.6049	0.58294	91	0.93329	0.92412
22	0.33229	0.31132	57	0.61518	0.59312	92	0.93823	0.93047
23	0.33831	0.31732	58	0.62557	0.60341	93	0.94306	0.93675
24	0.34444	0.32342	59	0.63603	0.61379	94	0.94802	0.94316
25	0.35067	0.32962	60	0.64655	0.62426	95	0.95345	0.94997
26	0.35702	0.33594	61	0.65713	0.6348	96	0.95971	0.95743
27	0.36351	0.34239	62	0.66774	0.6454	97	0.96723	0.96596
28	0.37014	0.34896	63	0.67837	0.65605	98	0.97686	0.97638
29	0.37692	0.37692	64	0.68901	0.66673	99	0.99016	0.99016
30	0.38384	0.36248	65	0.69964	0.67744
31	0.3909	0.36941	66	0.71028	0.68817
32	0.39808	0.37646	67	0.72093	0.6989
33	0.40536	0.38364	68	0.7316	0.70962
34	0.41274	0.39093	69	0.74226	0.72033
35	0.42023	0.39832	70	0.7529	0.73101
36	0.42781	0.40582	71	0.7635	0.74166
37	0.43548	0.41343	72	0.774	0.75228
38	0.44324	0.42114	73	0.78438	0.76287
39	0.45108	0.42895	74	0.7946	0.7734
40	0.45901	0.4369	75	0.80465	0.78387
41	0.46703	0.44497	76	0.81454	0.79426
42	0.47516	0.45319	77	0.82427	0.80455
43	0.4834	0.46157	78	0.83385	0.81472
44	0.49181	0.47009	79	0.84328	0.82475
45	0.50036	0.47877	80	0.85255	0.83463
46	0.50908	0.48759	81	0.86162	0.84431
47	0.51797	0.49655	82	0.87049	0.85375
48	0.52702	0.50564	83	0.8791	0.86292
49	0.53625	0.51486	84	0.88739	0.8718
50	0.54564	0.52422	85	0.8953	0.88035
51	0.55518	0.53369	86	0.90281	0.88852
52	0.56487	0.5433	87	0.90985	0.89632

Table of Net Single Premiums
Calculated at 1%, 2017 Commissioners Standard Ordinary Composite Ultimate - Age Last Birthday (Per $1.00 of Insurance Amount)

Person's Attained Age	Male Factor	Female Factor	Person's Attained Age	Male Factor	Female Factor	Person's Attained Age	Male Factor	Female Factor
18	0.54768	0.53015	53	0.75291	0.73819	88	0.9164	0.90376
19	0.5528	0.5353	54	0.75954	0.74487	89	0.92247	0.91084
20	0.55795	0.5405	55	0.76621	0.75157	90	0.92807	0.91761
21	0.56314	0.54575	56	0.77289	0.75829	91	0.93329	0.92412
22	0.56838	0.55107	57	0.77959	0.76503	92	0.93823	0.93047
23	0.57367	0.55643	58	0.78629	0.77178	93	0.94306	0.93675
24	0.57899	0.56183	59	0.79299	0.77853	94	0.94802	0.94316
25	0.58436	0.56728	60	0.79968	0.78528	95	0.95345	0.94997
26	0.58979	0.57278	61	0.80635	0.79203	96	0.95971	0.95743
27	0.59527	0.57833	62	0.813	0.79877	97	0.96723	0.96596
28	0.60082	0.58394	63	0.8196	0.80548	98	0.97686	0.97638
29	0.60644	0.5896	64	0.82616	0.81217	99	0.99016	0.99016
30	0.61212	0.59531	65	0.83268	0.81882	100	0.97992	0.97903
31	0.61785	0.60106	66	0.83915	0.82543	101	0.98109	0.98041
32	0.62363	0.60686	67	0.84558	0.832	102	0.98215	0.98163
33	0.62944	0.61271	68	0.85197	0.83851	103	0.98311	0.98272
34	0.63529	0.6186	69	0.85832	0.84498	104	0.98399	0.9837
35	0.64117	0.62452	70	0.86461	0.85137	105	0.98481	0.9846
36	0.64707	0.63048	71	0.87082	0.85771	106	0.98566	0.98548
37	0.653	0.63646	72	0.87695	0.86398	107	0.98654	0.98639
38	0.65895	0.64248	73	0.88295	0.87019	108	0.98739	0.98725
39	0.66492	0.64854	74	0.88884	0.87632	109	0.9882	0.98808
40	0.6709	0.65463	75	0.89458	0.88237	110	0.98898	0.98887
41	0.67691	0.66078	76	0.9002	0.88834	111	0.98972	0.98963
42	0.68295	0.66697	77	0.9057	0.8942	112	0.99043	0.99035
43	0.68903	0.67323	78	0.91107	0.89996	113	0.99111	0.99104
44	0.69516	0.67953	79	0.91633	0.9056	114	0.99175	0.9917
45	0.70135	0.68589	80	0.92146	0.91111	115	0.99237	0.99233
46	0.7076	0.6923	81	0.92645	0.91647	116	0.99296	0.99293
47	0.71391	0.69875	82	0.93129	0.92167	117	0.99352	0.9935
48	0.72027	0.70524	83	0.93597	0.92668	118	0.99405	0.99404
49	0.72671	0.71176	84	0.94043	0.93148	119	0.99456	0.99455
50	0.73319	0.71832	85	0.94466	0.93607	120	0.99504	0.99504
51	0.73973	0.72491	86	0.94864	0.94042
52	0.7463	0.73154	87	0.95233	0.94451

Table of Maximum Rates
Guaranteed Maximum Monthly Rates per $1,000 of Net Amount at Risk of Insurance by Attained Age
100% of 2017 Commissioners Standard Ordinary Composite Ultimate - Age Last Birthday

Attained Age	Male COI/1,000	Female COI/1,000	Attained Age	Male COI/1,000	Female COI/1,000	Attained Age	Male COI/1,000	Female COI/1,000
18	0.066	0.027	46	0.22	0.129	73	2.115	1.664
19	0.07	0.027	47	0.225	0.139	74	2.37	1.841
20	0.072	0.026	48	0.23	0.15	75	2.646	2.042
21	0.075	0.026	49	0.239	0.161	76	2.944	2.27
22	0.077	0.027	50	0.25	0.175	77	3.265	2.528
23	0.08	0.03	51	0.265	0.19	78	3.621	2.817
24	0.083	0.033	52	0.282	0.206	79	4.023	3.145
25	0.084	0.033	53	0.302	0.225	80	4.482	3.526
26	0.084	0.034	54	0.325	0.245	81	4.998	3.972
27	0.083	0.034	55	0.351	0.268	82	5.602	4.477
28	0.081	0.035	56	0.381	0.294	83	6.32	5.055
29	0.081	0.038	57	0.416	0.322	84	7.144	5.715
30	0.083	0.04	58	0.456	0.355	85	8.09	6.471
31	0.087	0.044	59	0.503	0.39	86	9.165	7.312
32	0.094	0.047	60	0.555	0.432	87	10.37	8.23
33	0.1	0.051	61	0.616	0.479	88	11.681	9.236
34	0.108	0.057	62	0.685	0.532	89	13.07	10.33
35	0.117	0.064	63	0.761	0.591	90	14.504	11.493
36	0.128	0.071	64	0.844	0.657	91	15.94	12.722
37	0.14	0.079	65	0.931	0.73	92	17.354	14.032
38	0.152	0.086	66	1.025	0.812	93	18.709	15.374
39	0.165	0.092	67	1.125	0.903	94	19.943	16.74
40	0.177	0.097	68	1.235	1.002	95	21.238	18.303
41	0.189	0.101	69	1.361	1.112	96	22.774	20.117
42	0.199	0.105	70	1.509	1.231	97	24.439	22.077
43	0.203	0.109	71	1.683	1.362	98	26.245	24.164
44	0.209	0.113	72	1.885	1.505	99	28.156	26.343
45	0.214	0.12

RATE CLASSES
Rate Classes Under the Group Contract: When you are first approved for coverage, you are assigned to a rate class. Your rate class depends upon your age, gender and health. That rate class may expire at a future date.
Your rate class and your rate class expiration date are listed on the Specifications Page.
Changes in Rate Classes Due to Rate Class Expiration: Rates for your Group Variable Universal Life coverage increase as you get older. But, if you are between the ages of 45 and 79, you may have an opportunity to qualify for a rate class with lower rates or to continue in your current lower rate class when that rate class would otherwise expire. If this applies to you, you will receive notice of your opportunity to submit evidence of insurability to Prudential.
If you choose to submit evidence of insurability and if the evidence of insurability is satisfactory to Prudential, you will be moved to a rate class with lower rates, or you will continue in your current rate class if that class has lower rates. If the evidence of insurability is not satisfactory to Prudential or if you choose not to submit evidence of insurability, you will be assigned to a rate class with higher rates. Your coverage will continue*.
Notice: Prudential will notify you at least 30 days before your rate class expiration date. The notice will state: your current rate class and its expiration date; your new rate class and its expiration date, if any; and how to apply for a rate class with lower rates or continue in a current lower rate class. It will be sent to your last known address in our records.
Increases in Coverage: If you apply for an increase in your coverage, you must provide evidence of insurability. If the evidence of insurability is satisfactory to Prudential, you will be assigned to a rate class for the increased amount of insurance.
If that rate class is the same as the rate class for your original amount of insurance, the rate class for the original amount of insurance will not be affected by the increase.
If you are approved for increased coverage and assigned to a rate class with lower rates, you will also be moved to that rate class with lower rates for the original amount.
If you are not approved for increased coverage, then your original coverage will continue and you will remain in the original rate class until the rate class expiration date*.
*Any continuation of coverage is contingent upon continued premium contributions and any other requirements outlined in this certificate.
Rights of the Contract Holder: The Contract Holder has the right to ask Prudential to add more or change rate classes in the future. The Contract Holder also has the right: to add other Coverage; to terminate this Coverage; and/or to replace it with other coverage issued by Prudential or another insurance company.

CHANGES IN RATES
The monthly cost of insurance rates are determined in advance for each contract year. They are based on: the Covered Person’s age; rate class; and provisions of the Coverage. This calculation uses: Prudential’s expected overall group life experience; the Contract Holder’s expected overall experience; and the expected experience of each rate class under this Group Contract.

Who Is Eligible To Become Insured
FOR PARTICIPANT INSURANCE
You are eligible for Participant Insurance while all of these conditions are met:
•You are less than age 100. But, if you are over age 75, you are not eligible unless you have met all of the requirements to become insured under the When You Become Insured section, below, prior to your attainment of age 76.
•You are in a Covered Class.
Your class is determined by the Contract Holder. This will be done under its rules, on dates it sets. The Contract Holder may not discriminate among persons in like situations. You cannot belong to more than one class for insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage. "Class" means Covered Class, Benefit Class or other classification, which affects the insurance available. You cannot be insured for both the Variable Universal Life Insurance and the CPA Life Insurance Plan at the same time.
The rules for obtaining Participant Insurance are in the When You Become Insured section.
When You Become Insured
FOR PARTICIPANT INSURANCE
When your Participant Insurance begins depends on what day of the month Prudential approves your completed enrollment form. If your completed enrollment form is approved by Prudential prior to the 20th day of a month, your Participant Insurance will begin on the first day of the month which next follows the date on which you meet all of the requirements, below. If your completed enrollment form is approved by Prudential on or after the 20th day of a month, your Participant Insurance will begin on the first day of the month which follows the next following month on which you meet all of the requirements, below.
Requirements:
•You are eligible for Participant Insurance.
•You are in a Covered Class for that insurance.
•You have met the evidence requirement for the Participant Insurance.
•That Coverage is part of the Group Contract.
•You have enrolled on a form approved by Prudential and have paid the initial required contribution.
At any time, the benefits for which you are insured are those for your class, unless otherwise stated.
Evidence is required: In addition to the evidence requirements shown in the Schedule of Benefits, you must give evidence of insurability in any of these situations. This requirement will be met when Prudential decides the evidence is satisfactory.
(1) You enroll after any of your insurance under the Group Contract ends because you did not pay a required contribution.
(2) You wish to become insured for life insurance and have an individual life insurance contract which you obtained by converting your insurance under the Variable Universal Life Coverage of the Group Contract.
(3) You apply to reinstate your Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage.
(4) You have not met a previous evidence requirement to become insured under any Prudential group contract covering participants of the American Institute of Certified Public Accountants Insurance Trust.

Participant Group Variable Universal Life Coverage
FOR PARTICIPANT ONLY
This Coverage is life insurance which includes one or more of these three parts: Face Amount of Insurance, a Certificate Fund and paid-up insurance. To be a Covered Person under this Coverage a person must first have become insured for the Face Amount of Insurance. Under certain conditions, the Certificate Fund may be applied to provide paid-up insurance. Paid-up insurance continues until death unless surrendered.
A. DEATH BENEFIT.
If a person dies:
(a) while a Covered Person under this Coverage; or
(b) during the conversion period after all or part of the person’s Insurance under this Coverage ends;
a death benefit is payable when Prudential receives written proof of death.
Unless the Insurance is in default, the amount of the Death Benefit on any date is the insurance amount less any Certificate Debt. The insurance amount is the greater of:
(1) The Face Amount of Insurance plus Certificate Fund; or
(2) The Certificate Fund divided by the factor shown in the Table of Death Benefit Factors at the person’s attained age and gender on that date.
The Face Amount of Insurance is shown in the Specifications Page. The amount of death benefit will depend on the contributions made by or for the Covered Person, the investment experience of the Separate Account (described under the Separate Account Section of the Coverage), any interest credited to the Fixed Account (described under the Fixed Account Section of the Coverage) and the level of charges made. When a death benefit is payable, the value of the Certificate Fund is determined as of the date of death. When the Insurance has ended, the amount of the death benefit payable includes any amount available under the provisions of the Conversion Privilege Section of this Coverage.
B. CONTRIBUTIONS.
The contribution for the first month that this Coverage is in force for a Covered Person must be at least equal to the Initial Minimum Contribution. After that, you may change the frequency and amount of the contribution, so long as the amount in the Certificate Fund, less any Certificate Debt, is enough to make the monthly deductions from the Certificate Fund. The Certificate Fund Section describes charges for the cost of insurance and other monthly deductions from the Certificate Fund.

You may also make lump sum contributions for the Covered Person at any time. After the Expense Charges are deducted from each contribution, the balance goes into the Certificate Fund. The balance is the Net Contribution. The Initial Minimum Contribution is shown on the Specification Page, and the Expense Charges are shown in the Benefit Costs and Charges Page.
Prudential reserves the right not to accept, or to return, lump sum contributions which would cause this Coverage to fail to qualify as life insurance under applicable tax laws, or which would increase the insurance amount by more than it increases the Certificate Fund.
Default: On the first Business Day of each Contract Month Prudential will determine if a Covered Person’s Insurance is in default. To do so, Prudential will determine the value of the Certificate Fund as of that day and deduct from that amount the charges described under the Certificate Fund Section of the Coverage. If the Certificate Fund, less any Certificate Debt, is less than the amount needed to make the monthly deductions from the Certificate Fund, the Covered Person’s Insurance is in default. In that case, Prudential will, within the following 30 days, send you a notice of default, showing the amount of the contribution needed to keep the person’s Coverage from ending and the grace period in which you have to make the payment.
The Covered Person’s Insurance is also in default if there is excess Certificate Debt, as described under the Loans Section of the Coverage.
Grace Period: You will be granted a grace period equal to 91 days from the date the Insurance goes into default to make the minimum contribution required to keep the Covered Person’s Insurance in force. Prudential will continue to accept contributions and make the charges it has set during the grace period. If the Covered Person dies within the grace period, the death benefit payable will be reduced by the amount that would have been required to keep the Covered Person’s Insurance in force to the end of the month in which death occurs. If the minimum contribution is not made by the end of the grace period, the Covered Person’s Insurance will end.

Reinstatement: If a Covered Person’s Insurance is still in default after the grace period ends, it may be reinstated. To do so, these conditions must be met:
(1) You must request reinstatement within three years from the end of the Grace Period.
(2) The Insurance must not have been surrendered.
(3) You have given evidence of the Covered Person’s insurability that satisfies Prudential.
(4) The Cash Surrender Value must not have been used to buy paid-up insurance.
(5) You must pay a contribution at least equal to (a) the unpaid deductions from the Certificate Fund during the grace period following the date of default; plus (b) an amount sufficient to make two months’ deductions from the Certificate Fund.
If, at the time of reinstatement, there is Certificate Debt remaining, you must pay the amount needed to eliminate the debt, or reinstate the debt. Loan repayments are not subject to Expense Charges.
Upon reinstatement, the Certificate Fund will equal the amount you paid, plus any reinstated Certificate Debt, minus Expense Charges, minus unpaid deductions, minus the current month’s deductions.
(6) The Group Contract has not ended.

(7) You did not elect to convert your Participant Group Variable Universal Life Coverage to an individual life contract as described in the Conversion Privilege Section of this Coverage.
If Prudential approves, the reinstatement will be effective on the first day of the month coinciding with or following the date on which the contribution described in (5) is paid. When a Covered Person’s Insurance is reinstated, the Right to Examine this Certificate provision does not apply and the Covered Person’s allocations for future Net Contributions that were in effect at the time the Insurance went into default will apply at reinstatement.
C. THE CERTIFICATE FUND.
Allocations: For the first 30 days following the Effective Date of the Certificate, the Net Contributions, if any, for a Covered Person are allocated to the Fixed Account. Thereafter, you may allocate all or part of the Net Contributions for the Covered Person to one or more of the variable investment options of the Separate Account shown in the List of Investment Options or to the Fixed Account. Any allocation made by you for the Covered Person must be at least 5% of each Net Contribution and a fractional percent may not be chosen. The total must be 100%. You may change the Covered Person’s allocation for future Net Contributions at any time while this Coverage is in force. You must notify Prudential on a form acceptable to it. The change will take effect at the end of the Business Day on which Prudential receives the notice, provided such notice is received in good order.
On the date on which a person becomes a Covered Person for this Coverage, the Certificate Fund is equal to the Net Contributions credited on that date, less any applicable charges in items (10), (11) and (12) below. On any other date, the Certificate Fund is equal to what it was on the prior Business Day plus these items:
(1) any Net Contribution credited on that day;
(2) any increase due to investment results in the value of the variable investment options;
(3) guaranteed interest at an effective rate of 1% a year on that part of the Certificate Fund that is in the Fixed Account;
(4) any excess interest on that part of the Certificate Fund that is in the Fixed Account; and
(5) interest credited to any Loan Account as described in the Loans Section of the Coverage. and less these items applicable as of that date:
(6) any decrease due to investments results in the value of the variable investment options;
(7) a charge against the variable investment options at a rate as shown on the Benefit Costs and Charges Page for Mortality and Expense Risk;
(8) A charge against the variable investment options for investment management fees and expenses;
(9) any amount charged against the variable investment options for local, state or federal taxes;
(10) a charge for the cost of insurance;
(11) any charges for administration;

(12) charges for any additional insurance benefits;
(13) any partial withdrawals;
(14) any transaction charges that may result from a partial withdrawal, additional Annual Report request or transfer.
Prudential may change the charges and credits for: (a) the cost of insurance; (b) mortality and expense risk charges; (c) the Schedule of Charges; (d) interest rates, and (e) any transaction charges on the first day of any Contract Month and on any date that the extent or nature of the risk under the Group Contract is changed: (i) by amendment; or (ii) by reason of any provision of law or any governmental program or regulation. Any such changes will be made in accordance with the New York State Department of Financial Service’s procedures and standards and will be based upon changes in future expectations for investment earnings, mortality, persistency and expenses.
Guaranteed Interest: Prudential will credit interest each day on that part of the Certificate Fund invested in the Fixed Account. The interest credited will be 0.00273224% a day (1% a year).
Excess Interest: Prudential may credit interest in addition to the guaranteed interest on that part of the Certificate Fund that is allocated to the Fixed Account. The rate of any excess interest will be determined on the Group Contract anniversary.
Charge for Cost of Insurance: On the first Business Day of each Contract Month, Prudential will deduct a charge for the Cost of Insurance from the Certificate Fund. The amount deducted is computed as the applicable monthly rate times the Net Amount at Risk. The Net Amount at Risk is equal to the insurance amount less the Certificate Fund. The monthly rate is determined prospectively and is based on the Covered Person’s age, rate class and other features of the Coverage. In no event will the monthly rate be higher than 100% of the applicable amount under the 2017 Commissioners Standard Ordinary Composite Ultimate Table - Age Last Birthday, Male or Female.
Charge for Administration: On the first day of each Contract Month, Prudential may deduct a charge for administration. The maximum amount of this charge is shown in the Benefit Costs and Charges Page under Monthly Administration Charge.
Deduction of Charges: Any charges deducted from the Certificate Fund will be charged against the Fixed Account and against the variable investment options of the Separate Account on a proportional basis.
D. SEPARATE ACCOUNT.
This Coverage provides that certain values and payments will vary to reflect the investment results of the Separate Account.
Separate Account: The words "Separate Account" where they are used without qualification, mean The Prudential Variable Contract Account - GI-2 (VCA-GI-2). Prudential established VCA-GI-2 to support group contracts, such as this one, which participate in the Separate Account.
Prudential owns the assets of the Separate Account; it keeps them separate from the assets of its general account. Assets held in the Separate Account shall not be chargeable with liabilities arising out of any other business of Prudential. For this purpose, "assets" means only those amounts held in the Separate Account needed to satisfy Prudential's obligation pertaining to benefits attributable to the Separate Account. Assets held in each investment option of VCA-GI-2 shall not be chargeable with liabilities arising in connection with any other investment option of VCA-GI-2.
Prudential will keep assets in the Separate Account with a total market value at least equal to the amount of the liabilities relating to the benefits attributable to the Separate Account. Prudential will have sole control of the amount, if any, by which such value exceeds those liabilities. Prudential may, from time to time, transfer cash among the Separate Account, its other investment accounts and the investment options of VCA-GI-2 as, in its judgement, experience warrants. No such transfer will affect Prudential's liability under this Group Contract.
Variable Investment Options: The VCA-GI-2 variable investment options available to you are listed in the List of Investment Options. You allocate, using percentages, the Net Contributions for the Covered Person among the various options. Note: In addition to the Separate Account investment options, Prudential’s General Account is available for investment by allocating all or part of a Covered Person’s Net Contributions to the Fixed Account, pursuant to the Fixed Account Section and the Transfers Section of this Coverage.
The Funds: The word Funds, where it is used without qualification, means the portfolios of The Prudential Series Fund, Inc. and the other mutual fund portfolios in which the Separate Account invests. These other mutual fund portfolios are unaffiliated with Prudential. Each of The Prudential Series Fund, Inc. portfolios and the unaffiliated mutual fund portfolios are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies. Each of The Prudential Series Fund, Inc. portfolios and the unaffiliated mutual fund portfolios correspond to each of the options in VCA-GI-2. The portfolios available to you are listed in the List of Investment Options.
Separate Account Investments: Prudential uses assets of VCA-GI-2 to buy shares in the Funds. Each option of VCA-GI-2 is invested in a corresponding portfolio of a Fund. Income and realized and unrealized gains and losses from assets in each of these options are credited to, or charged against, that option. This is without regard to income, gains or losses in Prudential's other investment accounts.
Prudential will determine the value of the assets in each option of VCA-GI-2 on the Valuation Date for that option, as shown in the List of Investment Options. If that date is not a Business Day, Prudential will use the value of the assets as of the end of the last prior Business Day on which trading took place.
Change in Investment Policy: A portfolio of the Funds might make a material change in its investment policy. In that case, Prudential will send you a notice of the change. Within 60 days after receipt of the notice in the change in its investment policy, or within 60 days after the effective date of the change in its investment policy, if later, you may transfer any amount from that portfolio to the Covered Person's Fixed Account or any other investment option available to you. Any transfer made under this provision is not considered a transfer for the purpose of the Transfers Section of this Coverage.
Change of Fund: A portfolio of the Funds might, in Prudential's judgment, become unsuitable for investment because: of a change in investment policy; of a change in laws or regulations; or the shares are no longer available for investment. At its discretion, Prudential has the right to substitute another portfolio of the Funds or of an entirely different mutual fund. But Prudential would first seek any required regulator's consent. Any substitution made by Prudential under these provisions is not considered a transfer for the purpose of the Transfers Section of this Coverage.
E. FIXED ACCOUNT.
The Fixed Account: You may choose to allocate all or part of the Covered Person's Net Contribution to the Fixed Account. Allocations to the Fixed Account become part of Prudential's General Account. Amounts allocated to the Fixed Account are credited with interest as described in The Certificate Fund Section under Guaranteed Interest and Excess Interest.
F. INVESTMENT MANAGER.
Prudential is the investment manager with respect to the amounts held in the Separate Account. Prudential may, in its sole discretion, delegate to one or more of its direct or indirect wholly owned subsidiaries all or part of its authority as investment manager. No such delegation will in any way affect Prudential’s liability for any acts or omissions in the management of the Separate Account.
G. TRANSFERS.
You may transfer a Covered Person’s amounts among investment options of the Separate Account available to you and the Fixed Account as often as twelve times during a Certificate Year without charge, unless the Insurance is in default. To make a transfer, you must notify Prudential on a form acceptable to it. The transfer will take effect on the Valuation Date on which Prudential receives the notice. No transfer may be made within the first 30 days following the Effective Date of the Certificate.
Prudential reserves the right to deduct from the Certificate Fund, on a pro-rata basis, a transaction charge of up to a maximum of $20.00 for each transfer request exceeding twelve in any Certificate Year.
Delayed Transfers: Prudential usually transfers the Covered Person’s amounts on the date it receives your request. But Prudential has the right to defer making a transfer if (1) the New York Stock Exchange is closed for trading, except for normal holiday closing; or (2) the SEC has determined that a state of emergency exists which may make such payment impractical.
H. FULL SURRENDER.
You may surrender the Covered Person’s Insurance for its Cash Surrender Value at any time. To surrender the Covered Person’s Insurance, you must ask Prudential on a form acceptable to Prudential. You may ask Prudential what the Cash Surrender Value of the Certificate Fund is prior to electing to surrender. Prudential will pay the Cash Surrender Value calculated as of the Valuation Date on which Prudential receives your request. The proceeds will be paid to you in a lump sum.
Delayed Surrender: Prudential usually pays any Cash Surrender Value within 7 days of the date it receives your request. If you surrender the Covered Person’s Insurance for its Cash Surrender Value after you make a contribution by check or Automatic Clearing House (ACH) transfer, we will process your full surrender but delay sending you the proceeds until we are notified any recent check or ACH transfer clears but no later than 10 days.

Prudential has the right to defer paying the portion of the proceeds that is to come from the variable investment options if: (1) the New York Stock Exchange is closed for trading, except for normal holiday closing; or (2) the SEC has determine that a state of emergency exists which may make such payment impractical. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential does so for more than10 days, it will pay interest on that portion, calculated from the date it receives your request, at the current rate for settlement options left with Prudential to accumulate with interest.
I. PARTIAL WITHDRAWALS.
You may make partial withdrawals from the Certificate Fund. Any partial withdrawals are subject to all of these terms:
(1) The Covered Person’s Insurance must be in force and not in default.
(2) You must ask for the partial withdrawal on a form acceptable to Prudential.
(3) The maximum amount of any partial withdrawal is the amount that would reduce the Covered Person’s Certificate Fund (less any Certificate Debt and any outstanding charges) to the amount needed to make the next monthly deductions from the Certificate Fund.
(4) The amount withdrawn must be at least $200.
(5) The amount withdrawn will be taken from the Certificate Fund accounts on a pro-rata basis, unless you select specific accounts.
Prudential reserves the right to deduct from the amount withdrawn from the Certificate Fund a transaction charge, up to the lesser of (a) a maximum of $20.00 or (b) 2% of the amount withdrawn, with respect to each partial withdrawal.
Delayed Withdrawals: Prudential will usually pay any partial withdrawals within seven days of the date it receives the request. If you make a partial withdrawal from the Certificate Fund after you make a contribution by check or Automatic Clearing House (ACH) transfer, we will process your partial withdrawal but may delay sending you the proceeds if your Certificate Fund after the withdrawal is less than your recent contribution by check or ACH transfer. If you have a delayed withdrawal, we will send you the proceeds as soon as we are notified any recent check or ACH transfer clears, but no later than 10 days.
Prudential has the right to defer paying the portion of the proceeds that is to come from the Covered Person’s variable investment options if : (1) the New York Stock Exchange is closed for trading, except for normal holiday closing; or (2) the SEC has determined that a state of emergency exists which may make such payment impractical. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential does so for more than 10 days, it will pay interest on that portion, calculated from the date it receives your request, at the current rate for settlement options left with Prudential to accumulate with interest.
An amount withdrawn may not be repaid except as a contribution subject to charges.
J. LOANS.
You may make a request to borrow from the Certificate Fund.
Loan Requirements: Loans are subject to these terms:
(1) The Covered Person’s Insurance must be in force and not in default.
(2) The Certificate Debt must not be more than the Loan Value.
(3) The amount borrowed from the Certificate Fund at any one time must be at least $100.
(4) The amount borrowed will be taken from the Certificate Fund accounts on a pro-rata basis, unless you select specific accounts.
If there is already Certificate Debt when you take out the loan, the new amount borrowed will be added to that debt.
Maximum Loan Value: The maximum Loan Value (before any applicable charge) is determined by multiplying the Certificate Fund by 90% and subtracting any existing loan with accrued interest and the amount needed to make the next month’s monthly deductions from the Certificate Fund.
Interest Charge: Interest charged on any loan will accrue daily at an annual rate of no less than 2% and no more than 8%. Interest payments on any loan are due on each Contract Anniversary, or when the loan or any part of it is paid back, if that comes first. If interest is not paid when due, it will be added to the principal amount of the loan. Then interest is charged on it, too. Prudential will notify you 31 days before the interest on the loan becomes due.

Prudential may change the interest rate charged. The rate will never be greater than that permitted by law. It will change only on a Contract Anniversary. Prudential will notify you if the rate is to be changed.
Effect of a Loan: A Loan Account that is part of the Certificate Fund will be set up when you take out a loan. The amount of the loan taken will be credited to the Covered Person’s Loan Account. Prudential will credit interest to the Covered Person's Loan Account at the greater of: (a) the loan interest rate for the Contract Year, less 2%; and (b) 1%.
Repayment: You may pay back all or part of any Certificate Debt at any time. If you choose to make repayment by partial withdrawal from the Certificate Fund, the provisions of the Partial Withdrawals Section of the Coverage will apply. Repayment will be allocated among the Covered Person’s Fixed Account and the variable investment options, based on your then current Net Contribution allocations, unless you select specific accounts. While a loan is outstanding, any payment should be designated as a contribution or a loan repayment. If that designation is not made, it will be treated as a loan repayment.
Should a death benefit become payable while a loan is outstanding; or should the Covered Person’s Insurance be surrendered while a loan is outstanding; or should the Covered Person’s Insurance lapse, any proceeds otherwise payable will be reduced to reflect the amount of the loan and any accrued interest.
Excess Certificate Debt: If Certificate Debt ever becomes equal to or more than the Certificate Fund value minus an amount equal to that needed to make the next month's deductions, the Insurance is in default. In that case, Prudential will, within the next following 30 days, send you a notice of default, to your last known address, showing the amount of the contribution needed to keep the person’s Coverage from ending and the grace period in which you have to make the payment. The Covered Person’s Insurance under this Coverage will end at the end of the grace period described in the Contributions Section if the minimum contribution is not made.
Delayed Loans: Prudential usually makes a loan within seven days of the date it receives your request. If you pay back all or part of your Certificate Debt by check or Automatic Clearing House (ACH) transfer, we will process your repayment, but the proceeds will not be available for a new loan for up to 10 days to allow the check or ACH transfer to clear.
Prudential has the right to defer making the portion of the loan that is to come from the Covered Person’s variable investment options if: (1) the New York Stock Exchange is closed for trading, except for normal holiday closing; or (2) the SEC has determined that a state of emergency exists which may make such payment impractical. Prudential also has the right to defer paying the portion of the proceeds of a loan that is to come from the Fixed Account for up to six months, except to pay contribution. If Prudential does so for more than 30 days, it will pay interest on that portion at the current rate then being credited to the Fixed Account.
K. PAID-UP INSURANCE.
You may elect to provide paid-up insurance for a Covered Person at any time in lieu of the Insurance by using the Cash Surrender Value of the person’s Certificate Fund. You must make the election on a form acceptable to Prudential. Once this election is made, paid-up insurance will be the only Coverage provided under the Group Contract for the Covered Person.
The election will take effect at the end of the first Business Day on which Prudential receives the form.
This option will apply automatically if: (a) a Covered Person’s Insurance ends (for reasons other than default) and (b) the Cash Surrender Value of the Covered Person’s Certificate Fund is at least $1,000 and you do not choose any of the options available upon termination of the person’s Coverage within 61 days after Coverage ends. However, if you do not choose any of the options available and the person’s Certificate Fund is less than $1,000, Prudential will issue a check to you for the Covered Person’s Cash Surrender Value and mail it to your last known address, and no insurance will be inforce.
The amount of paid-up insurance under this option is the amount which the Covered Person’s current Cash Surrender Value will provide when used as a net single premium, but it may not be more than the Covered Person’s death benefit. If the current Cash Surrender Value would purchase more than the Covered Person’s death benefit, that excess Cash Surrender Value will be provided in cash. The maximum premium will be based on the 2017 Commissioners Standard Ordinary Composite Ultimate Table - Age Last Birthday, Male or Female, at 1% as shown in The Table of Net Single Premium. A more favorable interest rate may be used. The amount of paid-up insurance will be determined by the Covered Person’s attained age and gender.
All or part of a person’s paid-up insurance may be surrendered for its cash value at any time. The cash value will be the net single premium at the Covered Person’s attained age for the amount of insurance, using the same basis which determined that amount. Prudential may defer a surrender for up to six months. If Prudential does so for more than

10 days, it will pay interest on that portion, calculated from the date it receives your request, at the current rate for settlement options left with Prudential to accumulate with interest.
Premium Refund: Prudential will determine that part of the premium refund, if any, derived from the Covered Person’s paid-up insurance. That part will be applied to increase the Covered Person’s paid-up insurance. That part will not be considered in determining the disposition or effect of premium refund under any other provisions of the Group Contract.
Change in Beneficiary: If you elect paid-up insurance and you make a Beneficiary change, the Beneficiary change form must be filed with Prudential.
L. CONVERSION PRIVILEGE.
If all or part of a person’s Face Amount of Insurance under the Participant Group Variable Universal Life Coverage ends for one of the reasons stated below, the person may convert to an individual life insurance contract. Evidence of insurability is not required. The reasons are:
(1) The amount of your Face Amount of Insurance is reduced by reason of age, the end of your membership in a Covered Class or an amendment to the Group Contract that changes the benefits for your class.
(2) All Face Amount of Insurance that applies to you under the Group Contract for your class ends by amendment or otherwise.
Any such conversions are subject to the rest of this Conversion Privilege Section.
Availability: The individual contract must be applied for and the first premium must be paid according to the following rules:
(1) If the person has been given written notice of the conversion privilege within 15 days before or after the person ceases to be insured for all or part of the Face Amount of Insurance, the person must apply for the individual contract and pay the first premium within 31 days afterthe person ceases to be insured for that coverage.
(2) If the person has been given written notice of the conversion privilege more than 15 days butless than 90 days after the person ceases to be insured for all or part of the Face Amount of Insurance, the person must apply for the individual contract and pay the first premium within 45 days after the person has been given the notice.
(3) If the person has not been given written notice of the conversion privilege within 90 days after the person ceases to be insured for all or part of the Face Amount of Insurance, the time allowed for the person to apply for the individual contract and pay the first premium ends at the end of the 90 days.
Individual Contract Rules: The individual contract must conform to the following:
Amount: Not more than:
(1) the total amount of the person’s insurance under this Participant Group Variable Universal Life Coverage (Face Amount of Insurance plus Certificate Fund) just before the Face Amount of Insurance ends; minus
(2) the amount of the person’s Certificate Fund needed to cancel any loan due; minus
(3) the amount of the person’s paid-up insurance under the Participant Group Variable Universal Life Coverage purchased by using the person’s Certificate Fund just after the Face Amount of Insurance ends.
Or, if the amount of a person’s Face Amount of Insurance is reduced, not more than the amount of the reduction.
Or, if the Face Amount of Insurance ends because all Face Amount of Insurance of the Group Contract for your class ends, the total amount of individual insurance which you may get in place of all life insurance then ending for you under the Group Contract will not exceed the total amount of all life insurance then ending for that person under the Group Contract reduced by the sum of: (a) the amount of that person’s Certificate Fund needed to cancel any loan due; (b) the amount of that person’s paid-up insurance; and (c) the amount of group life insurance from any carrier for which that person is or becomes eligible within the next 45 days.
Death During Conversion Period: The amount a person had a right to convert to an individual contract is included in the death benefit if the person dies while the person has the right to convert the Face Amount of Insurance to an individual contract.
It is included even if the person did not apply for conversion.
During the conversion period, the death benefit will be paid under this group policy if no application or unsatisfactory application has been made for conversion, and otherwise the death benefit will be paid under the individual conversion policy, but in no circumstances will a death benefit be paid under both policies.

Form: Any form of a life insurance contract such that:
(1) The contract may be issued, at the person’s request, with preliminary term insurance that lasts for one year starting with its effective date.
(2) If the person’s face amount of insurance under the Participant Group Variable Universal Life Coverage ends because your employment ends due to your Total Disability, any individual insurance contract customarily offered by Prudential, including term insurance, may be issued at the person’s request.
This does not include term insurance (except as noted in (2) above) or a contract with disability or supplementary benefits. But, the contract may be issued with preliminary term insurance that lasts for one year starting with its effective date.
Premium: Based on Prudential's rate as it applies to the form and amount, and to the person’s class of risk (other than gender) and age at the time.
Effective Date: The day the person ceases to be insured for the Face Amount of Insurance or the person’s amount of such insurance is reduced.
M. EXCHANGE PROVISION.
During the first 18 months from the Effective Date of Certificate, you may elect to transfer all amounts in the variable investment options to the Fixed Account without incurring any transfer charges, in which case you will be deemed to be exchanging your certificate for a policy of general account life insurance. Your exchange election must be made on a form acceptable to Prudential and will not be subject to evidence of insurability.
N. PREMIUM REFUNDS.
Prudential will determine the premium refund, if any, allocable to the Group Contract as of each Contract Anniversary, if the Group Contract stays in force by the payment of all premiums to that date. The premium refund will be credited to the Group Contract as of that date. If the Group Contract ends on a date other than a Contract Anniversary, the premium refund, if any, will be determined and credited to the Group Contract as of that date.
Each premium refund, other than those described in the Paid-Up Insurance section, will be paid to the Contract Holder in cash unless the Contract Holder asks that it be applied toward the premium then due. The Contract Holder may also leave premium refunds with Prudential, to accumulate to the Contract Holder’s credit while the Group Contract stays in force.
Prudential's sole liability as to any premium refund is as set forth above.
Non-profit Clause
Any premium refunds under the Group Contract and any other group contract(s) of the Contract Holder in excess of the aggregate expenditures, including administrative expenditures, shall be applied by the Contract Holder for the sole benefit of the insured persons.
O. GENERAL PROVISIONS.
Suicide: If a Covered Person dies because of suicide, the death benefit under the Participant Group Variable Universal Life Coverage may be limited. If death because of suicide occurs:
(1) within two years from the date a person became a Covered Person, it is limited to:
(a) the sum of the gross contributions paid, minus
(b) any loans and the interest charged to it; minus
(c) any amounts which have been withdrawn from that person’s Certificate Fund.
(2) within two years from the date of any increase in that person’s Face Amount of Insurance, the part of the death benefit that would be on account of that increase is limited to the aggregate cost of insurance amount paid for that increase.
Annual Report: Prudential will send you a detailed report of the Certificate Fund. It will be sent within forty-five days after the end of each Contract Year and no later than 13 months from the date you received your last scheduled report. You may request a report at other times, subject to a fee of $60.00 for its cost. This fee only applies to your requests for additional reports.
Payment of Death Claim: Prudential will pay a death claim in a lump sum, unless another settlement option is elected. If Prudential pays a death claim in a lump sum, it will usually pay the proceeds within seven days of the date it receives written proof of loss. Prudential will pay interest on the benefit from the date of death to the date of payment at the current rate for settlement options left with Prudential to accumulate with interest.

But Prudential has the right to defer paying any part of the death benefit in excess of any minimum death benefit that is to come from the variable investment options if: (1) the New York Stock Exchange is closed for trading, except for normal holiday closing; or (2) the SEC has determined that a state of emergency exists which may make such payment impractical.
Beneficiary; Mode of Settlement: Any death benefit under a section of this Coverage is payable according to that section and the Beneficiary and Mode of Settlement Rules.

Option to Accelerate Payment of Certain Death Benefits Under Variable Universal Life Coverage
FOR YOU
These provisions change the Variable Universal Life Coverage (called Coverage below) to provide an option to accelerate payment of portions of your insurance amount or amount of Paid-up insurance.
You should know that election of this option may affect other benefits or entitlements for which a person may be eligible. It may also affect a person’s income tax liability. Read these notes carefully:
(1) If you elect this option, the amount of Variable Universal Life Coverage for the person is reduced by the Terminal Illness Proceeds described below.
(2) Any payment made under this option may be taxable. You are advised to seek the help of a professional tax advisor for assistance with any questions that you may have.
(3) If you elect this option, eligibility for Medicaid or other government programs may be affected. You are advised to seek the help of a professional legal advisor for assistance with any questions that you may have.
As used here:
“Certificate Fund Amount" means the amount of a person’s Certificate Fund under the Coverage on the day Prudential receives proof that the person is Terminally Ill.
“Face Amount" means a person’s Face Amount of Insurance under the Coverage on the day Prudential receives proof that the person is Terminally Ill.
“Paid-up Amount" means the person’s amount of Paid-up insurance under the Coverage on the day Prudential receives proof that the person is Terminally Ill.
“Terminally Ill" means having a life expectancy that is 6 months or less.
“Terminal Illness Proceeds" mean the amount of the Variable Universal Life Death Benefit placed under this option for a person.
You must elect the portion of Face Amount, Net Amount at Risk or amount of Paid-up insurance that you want to place under this option. You may elect any portion that you wish, but it may not be less than the Minimum Election Amount nor more than the Maximum Election Amount. The Minimum Election Amount is the lesser of 25% of the Face Amount or amount of Paid-up insurance and $50,000. The Maximum Election Amount is the lesser of 75% of the person’s Face Amount, Net Amount at Risk or amount of Paid-up insurance and $1,000,000.
If, as a result of the operation of the Minimum Election Amount or the Maximum Election Amount, shown above, the portion you elect to accelerate is a dollar amount that is neither 25% nor 75% of the Face Amount of Insurance, Net Amount at Risk or amount of Paid-up insurance, as applicable, Prudential will determine your elected portion to be the percent that the dollar amount represents of that Face Amount of Insurance, Net Amount at Risk or amount of Paid-up insurance.
A. If the person’s Insurance under the Coverage is not Paid-up Insurance...
Terminal Illness Proceeds: The Terminal Illness Proceeds are equal to (1) or (2) below:
(1) If the amount of a person’s death benefit is being determined under Subsection (1) of Section A of the Coverage:
(a) the elected portion of a person’s Face Amount, as determined above; plus
(b) the excess of:
(i) the elected portion of a person’s Certificate Fund Amount, as determined above; over
(ii) the elected portion of any outstanding loan balance, as determined above, plus interest due on     the loan.
The elected portion may be reduced if, within 12 months after the date Prudential receives proof that a person is Terminally Ill, a reduction on account of age would have applied to the person’s Face Amount. In that case, the portion of the person’s Face Amount placed under this option will not exceed the person’s Face Amount after applying the reduction.
(2) If the amount of a person’s death benefit is being determined under Subsection (2) of Section A of the Coverage:
(a) the elected portion of a person’s Net Amount at Risk, as determined above; plus
(b) the excess of:
(i) the elected portion of a person’s Certificate Fund Amount, as determined above; over

(ii) the elected portion of any outstanding loan balance, as determined above, plus interest due on the loan.
Changes Made in the Coverage: If a person is Terminally Ill while a Covered Person under the Coverage, you may elect to have the Terminal Illness Proceeds placed under this option. That election is subject to the “Conditions" set forth below. The amount of the death benefit otherwise payable under the Coverage is affected as described in the “Effect on Coverage" section. Monthly Deductions for the Cost of Insurance are affected as described in the “Effect on Monthly Deductions for the Cost of Insurance" section.
Effect on Coverage: When you elect this option, the total amount of Variable Universal Life Coverage otherwise payable on a person’s death will be reduced by the Terminal Illness Proceeds. Any amount of Terminal Illness Proceeds paid is not available for conversion. Please refer to section L of the Variable Universal Life Coverage for additional information on conversions.
Prudential reserves the right to make a distribution from a person’s Certificate Fund Amount when benefits under this option are paid. Any such distribution will be made only to the extent needed to continue to qualify the Variable Universal Life Coverage as life insurance under the Internal Revenue Code.
Effect on Monthly Deduction for Cost of Insurance: The amount of your monthly deduction for Cost of Insurance for a person will be adjusted based on the amount of the person’s Variable Universal Life Coverage remaining in force.
Once you elect this option you may no longer:
(a) increase the Face Amount of Insurance under the Coverage;
(b) make a lump sum contribution to the Certificate Fund, except for contributions required to keep the Coverage from going into default; or
(c) increase the amount of contributions to the Certificate Fund, except to the extent an increase is needed to reflect an increase in the cost of insurance and monthly administration charges.
B. If the person’s Insurance under the Coverage is Paid-up Insurance...
Terminal Illness Proceeds: The Terminal Illness Proceeds are equal to the elected portion of a person’s amount of Paid-up insurance, as determined above.
Changes Made in the Coverage: If a person is Terminally Ill while a Covered Person under the Coverage, you may elect to have the Terminal Illness Proceeds placed under this option. That election is subject to the “Conditions" set forth below. The amount of the death benefit otherwise payable under the Coverage is affected as described in the “Effect on Paid-up Insurance" section, below.
Effect on Paid-up Insurance: When you elect this option, the total amount of Paid-up insurance otherwise payable upon death will be reduced by the Terminal Illness Proceeds. Because the total amount of Paid-up insurance will be reduced, the cash value of the net single premium will also be reduced.
C. Conditions
Your right to be paid under this option is subject to these terms:
(1) You may elect this option for a person only once during the time the person is a Covered Person.
(2) You must choose this option in writing in a form that satisfies Prudential.
(3) You must furnish proof that satisfies Prudential that the person’s life expectancy is 6 months or less, including a certification by a Doctor.
(4) The Variable Universal Life Coverage on the person must not be assigned.
(5) Terminal Illness Proceeds will be made available to you on a voluntary basis only. Therefore, you are not eligible for this option if:
(a) law requires using this option to meet the claims of creditors, whether in bankruptcy or otherwise; or
(b) a government agency requires using this option in order to apply for, get or keep a government benefit or entitlement.
____________________
Method of Payment: If you elect this option, Prudential will pay the Terminal Illness Proceeds to you in one sum when it receives proof that a person is Terminally Ill. When Prudential pays an accelerated death benefit under this option, Prudential will send you a statement that shows the effect of the payment on the person’s amount of Coverage and, if applicable, on the monthly deduction for cost of insurance for the person’s Coverage.

General Information
BENEFICIARY RULES
The rules in this section apply to insurance payable on account of your death, when the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, states that they do. But these rules are modified by any burial expenses rule in the Schedule of Benefits and, if there is an assignment, by the Limits on Assignments section.
"Beneficiary" means a person chosen, on a form approved by Prudential, to receive the insurance benefits.
You have the right to choose a Beneficiary.
If there is a Beneficiary for the insurance, it is payable to that Beneficiary.
Any amount of insurance for which there is no Beneficiary at a person’s death will be payable to the first of the following: your (a) surviving spouse; (b) surviving child(ren) in equal shares; © surviving parents in equal shares; (d) surviving siblings in equal shares; (e) estate. This order will apply unless otherwise provided in the Limits on Assignments.
You may change the Beneficiary at any time without the consent of the present Beneficiary. The Beneficiary change form must be filed through the Contract Holder. The change will take effect on the date the form is signed. But it will not apply to any amount paid by Prudential before it receives the form.
If there is more than one Beneficiary, but the Beneficiary form does not specify their shares, they will share equally. If a Beneficiary dies before you, that Beneficiary's interest will end. It will be shared equally by any remaining Beneficiaries, unless the Beneficiary form states otherwise.
MODE OF SETTLEMENT RULES
The rules in this Section apply to Participant Insurance payable on account of your death when the Variable Universal Life Coverage states that they do. But these rules are subject to the Limits on Assignments and Effect of Gift Assignment of Rights of Group Variable Universal Life Insurance Under Another Group Contract Sections.
"Mode of Settlement" means payment other than in one sum.
Participant Life Insurance is normally paid to the Beneficiary in one sum. But a mode of settlement may be arranged with Prudential for all or part of the insurance, as stated below.
Arrangement for Mode of Settlement: You may arrange a Mode of Settlement by proper written request to Prudential. If, at your death no Mode of Settlement has been arranged for an amount of Participant Life Insurance, the Beneficiary and Prudential may mutually agree on a Mode of Settlement for that amount.
Conditions for Mode of Settlement: The Beneficiary must be a natural person taking in the Beneficiary's own right. A Mode of Settlement will apply to secondary Beneficiaries only if Prudential agrees in writing. Each installment to a person must not be less than $20.00. A change of Beneficiary will void any Mode of Settlement arranged before the change.
Choice by Beneficiary: A Beneficiary being paid under a Mode of Settlement may, if Prudential agrees, choose (or change the Beneficiary's choice of) a payee or payees to receive, in one sum, any amount which would otherwise be payable to the Beneficiary's estate.
Information about Modes of Settlement is available from Prudential.
INCONTESTABILITY OF INSURANCE
This limits Prudential's use of your statements in contesting an amount of insurance under the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage for which you are insured. These are statements made to persuade Prudential to accept you for insurance. They will be considered to be made to the best of your knowledge and belief. These rules apply to each statement:
(1) It will not be used in the contest unless:
(a) It is in a written instrument signed by you; and
(b) A copy of that instrument is or has been furnished to you or, in the event of your death or incapacity, to your Beneficiary.
(2) If it relates to a person’s insurability:
(a) it will not be used to contest the validity of the insurance which has been in force, before the contest, for at least two years during the person’s lifetime; or, if later, two years during the person’s lifetime from the date the person’s insurance was reinstated.

(b) with respect to an increase in that person’s face amount of insurance, it will not be used to contest the validity of the increase in the insurance which has been in force, before the contest, for at least two years during the person’s lifetime.
LIMITS ON ASSIGNMENTS
You may assign your Participant Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage. Any rights, benefits or privileges that you have as an Participant may be assigned without restriction. The rights assigned include any right to choose a Beneficiary or to convert to another contract of insurance. An assignment must be in a signed writing. Prudential will not decide if an assignment does what it is intended to do. Prudential will not be held to know that one has been made unless it or a copy is filed with Prudential through the Contract Holder.
This paragraph applies only to insurance for which you have the right to name a Beneficiary, when that right has been assigned. If an assigned amount of insurance becomes payable on account of the Covered Person's death, and at the Covered Person's death there is no Beneficiary chosen by the assignee, it will be payable to:
(1) the assignee, if living; or
(2) the estate of the assignee, if the assignee is not living.
It will not be payable as stated in the Beneficiary Rules.
AGE ADJUSTMENT
If an age is used to determine your monthly deduction for cost of insurance for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of that Coverage, and the age used is found to be in error, Prudential will adjust the monthly cost of insurance deduction to be the proper amount based on the person’s correct age.
If such an adjustment results in an increased cost of insurance deduction amount, Prudential will notify the Contract Holder and the Contract Holder will pay Prudential the difference between: (a) those amounts actually deducted; and (b) the deduction amounts required as a result of the adjustment, plus Expense Charges due on this difference.
If such an adjustment results in a decreased cost of insurance deduction amount, Prudential shall refund to the Contract Holder the difference between: (a) the cost of insurance amounts actually deducted; and (b) the deduction required as a result of the adjustment, plus the Expense Charges due on this difference.
If the change in age affects the amount of the person’s insurance, such amount will be changed on the basis of the correct age. Any cost of insurance adjustment will take this into account.
____________________
DEFINITIONS
Attained Age: The person's age as of each Contract Anniversary.
Business Day: A day on which the New York Stock Exchange is open and the Securities and Exchange Commission has not restricted trading or declared an emergency.
Cash Surrender Value: The Cash Surrender Value of Your Certificate Fund is equal to the Certificate Fund on the date of surrender, less any Certificate Debt and any transaction charge.
Certificate Debt: The sum of all loans under this Certificate, plus the interest charged that is not yet due and has not been added to the loans.
Certificate Year: A period of one year measured from the effective date of Your Certificate and from each successive anniversary of that date.
Contract Month: A period of one month measured from the Contract Date and from each successive monthly anniversary.
Contract Year: A period of one year measured from the Contract Date and from each successive Contract Anniversary.
Coverage: A part of the Certificate consisting of:
(1) A benefit page labeled as a Coverage in its title.
(2) Any page or pages that continue the same kind of benefits.
(3) A Schedule of Benefits entry and other benefit pages or forms that by their terms apply to that kind of benefits.

Covered Person under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage: A Participant who is insured for Participant Insurance under that Coverage.
Doctor: A licensed practitioner of the healing arts acting within the scope of the license.
Injury: Injury to the body of a Covered Person.
Insurance: Variable Universal Life Coverage, and any of the additional provisions that may be a part of the Variable Universal Life Coverage, provided under this Certificate.
Loan Account: An account, which is part of the Covered Person's Certificate Fund, that is set
p by Prudential when you take out a loan.
Participant: A member in good standing of the American Institute of Certified Public Accountants. A member in good standing of a Qualified State Society of CPAs. The term also applies to that person for any rights after insurance ends.
Participant Insurance: Insurance on the person of an Participant.
Prudential: The Prudential Insurance Company of America.
Sickness: Any disorder of the body or mind of a Covered Person, but not an Injury.
You: A Participant.
____________________
APPLICANT OWNER RULES
Persons Eligible to Become Applicant Owners: Any person, other than a person who has not attained the age of majority, may become an Applicant Owner if: you are in the Covered Class for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, but you have not asked to become covered for Participant Insurance under that Coverage.
Becoming an Applicant Owner: A person is an Applicant Owner from the first day on which all of these requirements are met:
(1) The person is an eligible Applicant Owner.
(2) The person has asked to be an Applicant Owner on a form approved by Prudential.
(3) The form on which the person has asked to be an Applicant Owner is signed by the Participant with respect to whose insurance the person seeks to own.
(4) The Participant meets all of the requirements of the Group Contract for becoming insured.
(5) No one else is an Applicant Owner and there is no assignee under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, with respect to the Participant.
(6) The person is the Applicant Owner of all Coverage under the Group Contract with respect to the Participant. At any one time, only one incidence of ownership is allowed for all Coverage under the Group Contract with respect to the Participant.
Rights, Benefits and Privileges of an Applicant Owner: A person who is an Applicant Owner has the rights, benefits and privileges under the Group Contract of the Participant with respect to whose Coverage the person is Applicant Owner. This includes, but is not limited to, any right the Participant has to choose a Beneficiary or to convert to another contract of insurance.
____________________
When Insurance Ends
PARTICIPANT INSURANCE
The Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage under the Group Contract will end on the first of these to occur:
(1) The last day of the month in which Prudential receives notice that you cease to be in the Covered Classes for the insurance.
(2) The last day of the month in which Prudential receives notice that your class has been removed from the Covered Classes for the insurance.

(3) The Group Contract ends.
(4) You fail to pay, when due any contribution that is required to keep the person’s insurance in force. If the person's insurance is in default, you fail to pay the Monthly Contribution required to provide the person’s Variable Universal Life Coverage during the grace period. Prudential will, no earlier than, and within 30 days of determining you default, send you a notice of default, showing the amount of the contribution needed to keep the person’s Coverage from ending and the grace period in which you have to make the payment.
(5) Your Certificate Fund has been used to buy paid-up insurance. When a Certificate Fund has
Coverage end.
Attainment of Age 100: When a Covered Person attains age 100, the person’s death benefit will be equal to the Certificate Fund, less any Certificate Debt outstanding and any past due monthly charges. The Face Amount of Insurance ends, the monthly Expense Charges for the Cost of Insurance will no longer be required and Prudential will no longer accept contributions.
Any additional provisions that may have been part of the Variable Universal Life Coverage will end.
____________________

(4)  The Qualified Dependent is a person for whom a previous requirement for evidence of insurability has not been met. The evidence was required for that person to become covered for an insurance, as a dependent or an
Employee. That insurance is or was under any Prudential group contract for
Employees of the Included Employer.

While you are insured for Dependents Insurance under the Variable Universal Life
Coverage, including any of the additional provisions that may be a part of the
Variable Universal Life Coverage, the evidence requirement will not apply to a new dependent.]

[DELAY OF EFFECTIVE DATE

FOR EMPLOYEE INSURANCE

Your Employee Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal
Life Coverage, will be delayed if you do not meet the Active Work Requirement on the day your insurance would otherwise begin. Instead, it will begin on the day you meet the Active Work Requirement and other requirements for the insurance.
The same delay rule will apply to any change in your insurance that is subject to this section if you do not meet the Active Work Requirement on the day on which that change would take effect.

FOR DEPENDENTS INSURANCE

If a Qualified Dependent is confined for medical care or treatment, at home or elsewhere, on the day your Dependents Insurance under the Variable Universal
Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, for that Qualified Dependent or any change in that insurance that is subject to this section, would take effect, it will not take effect until the Qualified Dependent's final medical release from such confinement. The other requirements for the insurance or change must also be met.

Newborn Child Exception for the Additional Provisions for Dependents Term
Life Coverage: This section does not apply to a child of yours if the child is born to you, becomes your Qualified Dependent when the child is 14 days old, and either:

(1)  is your first Qualified Dependent; or

(2)  becomes a Qualified Dependent while you are insured for Dependents
Insurance under the Additional Provisions for Dependents Term Life Coverage
for any other Qualified Dependent.

Also, this section does not apply to any age increase in the amount of insurance for a child under the Additional Provisions for Dependents Term Life Coverage.]

  ---------------------------

VARIABLE UNIVERSAL LIFE COVERAGE

FOR [EMPLOYEES AND THEIR DEPENDENTS]

This Coverage is life insurance which includes one or more of these three parts:
Face Amount of Insurance, a Certificate Fund and paid-up insurance. To be a
Covered Person under this Coverage a person must first have become insured for the Face Amount of Insurance. Under certain conditions, the Certificate Fund may be applied to provide paid-up insurance. Paid-up insurance continues until death unless surrendered [or voided when Extension of Coverage and Waiver of Cost of
Insurance Charges During Total Disability applies].

A. DEATH BENEFIT.

If a person dies:

(a)  while a Covered Person under this Coverage; or

[(b) while protected under the Extended Death Protection During Total Disability
Section of this Coverage; or]

[(c)] during the conversion period after the person's Insurance under this
 Coverage ends;

a death benefit is payable when Prudential receives written proof of death.
Unless the Insurance is in default, the amount of the death benefit on any date is the Insurance Amount less any Certificate Debt. The Insurance Amount is [ the greater of:

(1)  the Face Amount of Insurance plus Certificate Fund; or

(2)  the Certificate Fund times the percent for the person's attained age in the
Table of Corridor Percentages.]

The Face Amount of Insurance is shown in the [Specifications Page.] The amount of death benefit will depend on the contributions made by or for the Covered
Person, the investment experience of the Separate Account (described in Section
D. of the Coverage), any interest credited to the Fixed Account (described in
Section E. of the Coverage) and the level of charges made. When a death benefit is payable, the value of the Certificate Fund is determined as of the date of death. When the Insurance has ended, the amount of the death benefit payable includes any amount available under the provisions of [Sections K. and M.] of this Coverage.

B. CONTRIBUTIONS.

[The contribution for the first month that this Coverage is in force for a
Covered Person must be at least equal to the Initial Monthly Contribution applicable to that person. After that, you may change the frequency and amount of the monthly contribution, so long as the amount in the person's Certificate
Fund, less any Certificate Debt, is enough to make the monthly deductions from the Certificate Fund. Section C. describes charges for the cost of insurance and other monthly deductions from the Certificate Fund.]

You may also make lump sum contributions for the Covered Person at any time. But
Prudential reserves the right to not accept a lump sum contribution less than the Minimum Lump Sum

Contribution. After the Expense Charges are deducted from each contribution, the balance goes into the Covered Person's Certificate Fund. The balance is the Net
Contribution. The [Initial] Monthly Contribution, Minimum Lump Sum Contribution
and the Expense Charges are shown in the [Specifications Page.]

Prudential reserves the right not to accept, or to return, contributions which would cause this Coverage to fail to qualify as life insurance under applicable tax laws, or which would increase the Insurance Amount by more than it increases the Certificate Fund.

DEFAULT: On the first day of each Contract Month Prudential will determine if a
Covered Person's Insurance is in default. To do so, Prudential will determine the value of the Covered Person's Certificate Fund as of the previous Business
Day and deduct from that amount the charges described under Section C. of the
Coverage. If the resulting amount, less any Certificate Debt, is less than the amount needed to make the monthly deduction from the Certificate Fund, the
Covered Person's Insurance is in default.

The Covered Person's Insurance is also in default if there is excess Certificate
Debt, as described under Section J. of the Coverage[, or if any specified
Monthly Contribution are not paid for the Covered Person when due, as provided under Section B. of the Coverage.]

GRACE PERIOD: You will be granted a grace period equal to the greater of: (a) 61 days from the date the Insurance goes into default; or (b) 30 days from the date
Prudential mails you a notice of default, to make the minimum premium contribution required to keep the Covered Person's Insurance in force.
Prudential will continue to accept contributions and make the charges it has set during the grace period. If the Covered Person dies within the grace period, the death benefit payable will be reduced by the amount that would have been required to keep the Covered Person's Insurance in force to the end of the month in which death occurs. If the minimum contribution is not made by the end of the grace period, the Covered Person's Insurance will end without value.

[REINSTATEMENT: If a Covered Person's Insurance is still in default after the grace period ends, it may be reinstated. To do so, these conditions must be met:

(1)  You must request reinstatement within three years from the end of the Grace
Period.

(2)     The Insurance must not have been surrendered for its Cash Surrender Value.

(3)      You have given evidence of the Covered Person's insurability that satisfies Prudential.

(4)     The Cash Surrender Value must not have been used to buy paid-up insurance.

(5)      You must pay a contribution at least equal to: (a) the amount, if any, needed to bring the Covered Person's Certificate Fund up to zero as of the date the Covered Person's Insurance went into default; plus (b) the deductions from the Certificate Fund during the grace period following the date of default; plus (c) an amount sufficient to make two months'
deductions from the Certificate Fund. From this amount, the Expense Charges shown in the Specifications Page, plus any other charges, will be deducted.

(6)  The Group Contract has not ended.

If Prudential approves, the reinstatement will be effective on the first day of the month coinciding with or following the date on which the contribution described in (5) is paid.]

C. THE CERTIFICATE FUND.
ALLOCATIONS: For the first [20] days following the Effective Date of the
Certificate, the Net Contributions, if any, for a Covered Person are allocated to [the Money Market Account.] Thereafter, you may allocate all or part of the
Net Contributions for the Covered Person to one or more of the variable investment options of the Separate Account shown in the List of Investment
Options or to the Fixed Account. Any allocation made by the [Employee] for the
Covered Person must be at least [5%] of each Net Contribution and a fractional percent may not be chosen. The total must be 100%. You may change the Covered
Person's allocation for future Net Contributions at any time while this Coverage is in force. You must notify Prudential on a form acceptable to it. The change will take effect at the end of the Business Day on which Prudential receives the notice, provided such notice is received in good order.
On the date on which a person becomes a Covered Person for this Coverage, the
Certificate Fund is equal to the Net Contributions credited on that date, less any applicable charges in items (10)[, (11) and (12)] below. On any other date, the Certificate Fund is equal to what it was on the prior Business Day plus these items:
(1)    any Net Contribution credited on that day;
(2)      any increase due to investment results in the value of the variable investment options;
(3)        guaranteed interest at an effective rate of [4%] a year on that part of the
Certificate Fund that is in the Fixed Account;
(4)      any excess interest on that part of the Certificate Fund that is in the
Fixed Account; and
(5)      interest credited to any Loan Account as described in Section J. of the
Coverage. and less these items applicable as of that date:
(6)      any decrease due to investments results in the value of the variable investment options;
(7)      a charge against the variable investment options at a rate of [.00123%] a day ([0.45%] a year) for mortality and expense risk. Prudential may change that charge, but not to exceed .00245 % a day (0.90% a year);
(8)      A charge against the variable investment options for investment management fees and expenses;
(9)      any amount charged against the variable investment options for local, state or federal taxes;
(10)     a charge for the cost of insurance;
[(11)    any charges for administration;
(12)     charges for any additional insurance benefits;]
[(13)]     any partial withdrawals;
[(14)    any transaction charges that may result from a partial withdrawal, loan, additional statement request or transfer;]
[(15)]     the amount of any interest on a loan that is not paid when due as described in Section J. of the Coverage.

GUARANTEED INTEREST: Prudential will credit interest each day on that part of the Certificate Fund invested in the Fixed Account. The interest credited will be [.01074598 % a day (4% a year)].
EXCESS INTEREST: Prudential may credit interest in addition to the guaranteed interest on that part of the Certificate Fund that is allocated to the Fixed
Account. The rate of any excess interest will be determined from time to time.
Prudential may credit a different rate of excess interest to different parts of the Certificate Fund allocated to the Fixed Account.
CHARGE FOR COST OF INSURANCE: On the first day of each Contract Month,
Prudential will deduct a charge for the cost of Insurance from the Certificate
Fund. [This charge may also include the cost associated with additional provisions that may be part of the Variable Universal Life Coverage.] The amount deducted is computed as the applicable monthly rate times the Net Amount at
Risk. The Net Amount at Risk is equal to the Insurance Amount less the
Certificate Fund. The monthly rate is based on the Covered Person's age, rate class and other features of the Coverage. In no event will the monthly rate be higher than [150% of the applicable amount under the 1980 Commissioners Standard
Ordinary Mortality Table (Male, age last birthday).]
CHARGE FOR ADMINISTRATION: On the first day of each Contract Month, Prudential may deduct a charge for administration. The amount of this charge, if any, is shown in the Specifications Page under Monthly Administration Charge.
DEDUCTION OF CHARGES: Any charges deducted from the Covered Person's
Certificate Fund will be charged against the Fixed Account and against the variable investment options of the Separate Account on a proportional basis.
D. SEPARATE ACCOUNT.
This Coverage provides that certain values and payments will vary to reflect the investment results of the Separate Account.
SEPARATE ACCOUNT: The words "Separate Account" where they are used without qualification, mean The Prudential Variable Contract Account - GI-2 (VCA-GI-2).
Prudential established VCA - GI-2 to support group contracts, such as this one, which participate in the Separate Account.
Prudential owns the assets of the Separate Account; it keeps them separate from the assets of its general account. Assets held in the Separate Account shall not be chargeable with liabilities arising out of any other business of Prudential.
For this purpose, "assets" means only those amounts held in the Separate Account needed to satisfy Prudential's obligation pertaining to benefits attributable to the Separate Account. Assets held in each investment option of VCA-GI-2 shall not be chargeable with liabilities arising in connection with any other investment option of VCA-GI-2.
Prudential will keep assets in the Separate Account with a total market value at least equal to the amount of the liabilities relating to the benefits attributable to the Separate Account. Prudential will have sole control of the amount, if any, by which such value exceeds those liabilities. Prudential may, from time to time, transfer cash among the Separate Account, its other investment accounts and the investment options of VCA-GI-2 as, in its judgement, experience warrants. No such transfer will affect Prudential's liability under this Group Contract.
VARIABLE INVESTMENT OPTIONS: The VCA-GI-2 variable investment options available to you are listed in the List of Investment Options. You allocate, using percentages, the Net Contributions for the Covered Person among the various options.

THE FUNDS: The word Funds, where it is used without qualification, means [the portfolios of The Prudential Series Fund, Inc. and the other mutual fund portfolios in which the Separate Account invests. These other mutual fund portfolios are unaffiliated with Prudential. Each of The Prudential Series Fund,
Inc. portfolios and the unaffiliated mutual fund portfolios are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies. Each of The Prudential Series Fund, Inc.
portfolios and the unaffiliated mutual fund portfolios correspond to each of the options in VCA-GI-2. The portfolios available to you are listed in the List of
Investment Options.]
SEPARATE ACCOUNT INVESTMENTS: Prudential uses assets of VCA-GI-2 to buy shares in the Funds. Each option of VCA-GI-2 is invested in a corresponding portfolio of a Fund. Income and realized and unrealized gains and losses from assets in each of these options are credited to, or charged against, that option. This is without regard to income, gains or losses in Prudential's other investment accounts.
Prudential will determine the value of the assets in each option of VCA-GI-2 on the Valuation Date for that option, as shown in the List of Investment Options.
If that date is not a Business Day, Prudential will use the value of the assets as of the end of the last prior Business Day on which trading took place.
CHANGE IN INVESTMENT POLICY: A portfolio of the Funds might make a material change in its investment policy. In that case, Prudential will send you a notice of the change. Within 61 days after receipt of the notice, or within 61 days after the effective date of the change, if later, you may transfer any amount from that portfolio to the Covered Person's Fixed Account or any other investment option available to you.
CHANGE OF FUND: A portfolio of the Funds might, in Prudential's judgment, become unsuitable for investment. This might happen because of a change in investment policy, a change in laws or regulations, because the shares are no longer available for investment, or at the discretion of Prudential. If that occurs,
Prudential has the right to substitute another portfolio of the Funds or of an entirely different mutual fund. But Prudential would first seek any required regulator's consent.
E. FIXED ACCOUNT.
THE FIXED ACCOUNT: You may choose to allocate all or part of the Covered
Person's Net Contribution to the Fixed Account. Allocations to the Fixed Account
become part of Prudential's General Account. Amounts allocated to the Fixed
Account are credited with interest as described in Section C. under Guaranteed
Interest and Excess Interest.
F. INVESTMENT MANAGER.
[Prudential is the investment manager with respect to the amounts held in the
Separate Accounts. Prudential may, in its sole discretion, delegate to one or more of its direct or indirect wholly owned subsidiaries all or part of its authority as investment manager. No such delegation will in any way affect
Prudential's liability for any acts or omissions in the management of the
Separate Accounts.]
G. TRANSFERS.
You may transfer a Covered Person's amounts among investment options of the
Separate Account available to you and into the Fixed Account [as often as twelve times during a Certificate Year without charge], unless the Insurance is in default. [The minimum amount that can be

transferred is $100, or the entire value of the option if less. Transfer requests in percent terms may not be a fractional percent and must be at least
5%.] To make a transfer, you must notify Prudential on a form acceptable to it.
The transfer will take effect on the Valuation Date on which Prudential receives the notice. No transfer may be made within the first [20] days following the
Effective Date of the Certificate.
You may also transfer a Covered Person's amounts from the Fixed Account into the variable investment options at any time during the year, subject to the following limitations:
(1)  Only [one transfer from the Fixed Account] can be made each Certificate
Year;
(2)  The maximum amount that can be transferred is [the greater of $5,000 or 25%
of the amount in the Fixed Account].
[Prudential reserves the right to deduct from the Covered Person's Certificate
Fund, on a pro-rata basis, a transaction charge of up to $20.00 for each transfer request exceeding twelve in any Certificate Year.]
DELAYED TRANSFERS: Prudential usually transfers the Covered Person's amounts on the date it receives the [Employee's] request. But Prudential has the right to defer making a transfer if (1) the New York Stock Exchange is closed; or (2) the
SEC requires that trading be restricted or declares an emergency; or (3) there occurs a system failure or power outage.
H. FULL SURRENDER.
You may surrender the Covered Person's Insurance for its Cash Surrender Value at
any time. To surrender the Covered Person's Insurance, you must ask Prudential on a form acceptable to Prudential. You may ask Prudential what the Cash
Surrender Value of the Covered Person's Certificate Fund is prior to electing to surrender. Prudential will pay the Cash Surrender Value calculated as of the
Valuation Date on which Prudential receives your request. The proceeds will be paid to you in a lump sum.
[The transaction charge for a full surrender may be up to the lesser of (a) $20, or (b) 2% of the amount paid upon surrender.]
DELAYED SURRENDER: Prudential usually pays any Cash Surrender Value within 7 days of the date it receives your request. But Prudential has the right to defer paying the portion of the proceeds that is to come from the variable investment options if: (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) there occurs a system failure or a power outage. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential does so for more than 30 days, it will pay interest on that portion at the current Fixed Account rate.
I. PARTIAL WITHDRAWALS.
You may make partial withdrawals from the Covered Person's Certificate Fund. Any partial withdrawals are subject to all of these terms:

(1)  The Covered Person's Insurance must be in force and not in default.

(2)  You must ask for the partial withdrawal on a form acceptable to to Prudential.

(3)  The maximum amount of any partial withdrawal is the amount that would reduce the Covered Person's Certificate Fund (less any Certificate Debt and any outstanding charges) to the amount needed to make [the next monthly deductions from the Certificate Fund].
(4)  The amount withdrawn must be at least [$200].
(5)  The amount withdrawn will be taken from the Covered Person's Certificate
Fund accounts on a pro-rata basis, unless you select specific accounts.
[Prudential reserves the right to deduct from the amount withdrawn from the
Covered Person's Certificate Fund a transaction charge, up to the lesser of (a)
$20.00 or (b) 2% of the amount withdrawn, with respect to each partial withdrawal.]
DELAYED WITHDRAWALS: Prudential will usually pay any partial withdrawals within seven days of the date it receives the request. But Prudential has the right to defer paying the portion of the proceeds that is to come from the Covered
Person's variable investment options if : (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) there occurs a system failure or a power outage. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential does so for more than
30 days, it will pay interest on that portion at the current Fixed Account rate.
An amount withdrawn may not be repaid except as a contribution subject to charges.
J. LOANS.
You may make a request to borrow from a Covered Person's Certificate Fund.
LOAN REQUIREMENTS:  Loans are subject to these terms:
(1)      The Covered Person's Insurance must be in force and not in default.
(2)     The Covered Person's Certificate Debt must not be more than the Loan Value.
(3)     The amount borrowed from the Covered Person's Certificate Fund at any one time must be at least [$200].
(4)      The amount borrowed will be taken from the Covered Person's Certificate
Fund on a pro-rata basis, unless you select specific accounts.
If there is already Certificate Debt when you take out the loan, the new amount borrowed will be added to that debt.
MAXIMUM LOAN VALUE: The maximum Loan Value (before any applicable charge) is determined by multiplying the Certificate Fund by [90%] and subtracting any existing loan with accrued interest, any outstanding charges and the amount needed to make [the next monthly deductions from the Certificate Fund].
INTEREST CHARGE: Interest charged on any loan will accrue daily at an annual rate determined each year by Prudential. Interest payments on any loan are due on each Contract Anniversary, or when the loan or any part of it is paid back, if that comes first. If interest is not paid when due, it will be added to the principal amount of the loan. Then interest is charged on it, too. Prudential will notify the [Employee 31] days before the interest on the loan becomes due.

The loan interest rate is the annual rate Prudential sets from time to time. The rate will never be greater than that permitted by law. It will change [only on a
Contract Anniversary.] Before the start of each Contract Year, Prudential will determine the loan interest rate to be charged for that year.
When you take out a loan, Prudential will tell you the initial interest rate for the loan. Prudential will notify you if the rate is to be changed.
EFFECT OF A LOAN: A Loan Account that is part of a Covered Person's Certificate
Fund will be set up when you take out a loan. The amount of the loan taken will be credited to the Covered Person's Loan Account.

Prudential will credit interest to the Covered Person's Loan Account at the loan interest rate for the Contract Year, less [2%]. On each Contract Anniversary, if there is a loan outstanding, interest credited to the Loan Account will be allocated to the variable investment options and the Fixed Account based on your then current Net Contribution allocations for the Covered Person.
REPAYMENT: You may pay back all or part of any Certificate Debt at any time. If you choose to make repayment by partial withdrawal from the Covered Person's
Certificate Fund, the provisions of Section I. of the Coverage will apply.
Repayment will be allocated among the Covered Person's Fixed Account and the variable investment options, based on your then current Net Contribution allocations[, unless you select specific accounts.] While a loan is outstanding, any payment should be designated as a contribution or a loan repayment. If that designation is not made, it will be treated as a loan repayment.
Should a death benefit become payable while a loan is outstanding, or should the
Covered Person's Insurance be surrendered while a loan is outstanding, or should the Covered Person's Insurance lapse, any proceeds otherwise payable will be reduced to reflect the amount of the loan and any accrued interest.
EXCESS CERTIFICATE DEBT: If Certificate Debt ever becomes equal to or more than the Certificate Fund value minus an amount equal to that needed to make [the next month's deductions], the Insurance is in default. Prudential will send you a notice at your last known address stating the minimum contribution that, if paid to Prudential, will keep this coverage from ending. The Covered Person's
Insurance under this Coverage will end at the end of the grace period described in Section B. if the minimum contribution is not made.
DELAYED LOANS: Prudential usually makes a loan within seven days of the date it receives your request. But Prudential has the right to defer making the portion of the loan that is to come from the Covered Person's variable investment options if: (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) there occurs a system failure or a power outage. Prudential also has the right to defer paying the portion of the proceeds of a loan that is to come from the Fixed Account for up to six months. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If
Prudential does so for more that 30 days, it will pay interest on that portion at the Fixed Account rate.
[Prudential reserves the right to withdraw from the Covered Person's Certificate Fund a transaction charge of up to $20.00 with respect to each loan made.]
[K.  EXTENSION OF COVERAGE AND WAIVER OF COST OF INSURANCE CHARGES DURING TOTAL DISABILITY.

If you meet the conditions below:

(1)  The Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, will be extended while you are Totally Disabled.

(2)  From the date Prudential first receives written proof as described below, the monthly Charge for Cost of Insurance will be waived while the Variable
Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is being extended.
The conditions are:
◦You become Totally Disabled while you are insured for Face Amount of
Insurance under the Variable Universal Life Coverage and are not retired.

◦You are less than age 60 when your Total Disability starts.

TOTAL DISABILITY:  You are "Totally Disabled" when:

(1)  You are not working at any job for wage or profit; and

(2)  Due to Sickness, Injury or both, you are not able to perform for wage or profit, the material and substantial duties of any job for which you are reasonably fitted by your education, training or experience.
The extension ends one year after your Total Disability started, unless, within that year, you give Prudential written proof that:
(1)  You have met the above conditions; and
(2)  You are still Totally Disabled; and
(3)  Your Total Disability has continued for at least nine months.
Prudential will then further extend the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable
Universal Life Coverage, for successive one year periods. The first of these periods will start on the date Prudential receives this proof. After that first period, you must give written proof when and as required by Prudential once each year that your Total Disability continues.
If you or your dependent dies while the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable
Universal Life Coverage, is being extended, the death benefit will include the amount of that extension when Prudential receives written proof that:
(1)  Your Total Disability continued until that person's death; and
(2)  All of the above conditions have been met.
If you or your dependent spouse dies within one year after your Total Disability started and before you give Prudential proof of Total Disability, written notice of your or your dependent's death must be given to Prudential within one year after the death.

This extension ends if and when:
(1)  Your Total Disability ends or you reach age 65; or
(2)  You fail to furnish any required proof that your Total Disability continues; or
(3)  You fail to submit to a medical exam by Doctors named by Prudential when and as often as Prudential requires. After two full years of this protection, Prudential will not require an exam more than once a year.
If this extension ends after you have given the first proof of continued Total
Disability, the same rights and benefits under Sections A and M apply as if it was Face Amount of Insurance under the Variable Universal Life Coverage which ended at this time. But this does not apply if you become insured again for the
Face Amount of Insurance within 31 days after this extension ends.
The amount of a person's Face Amount of Insurance that may be extended is the amount of the person's Face Amount of Insurance on the day Total Disability
began, subject to the provisions of the Schedule of Benefits. But the amount is reduced by any amount payable under any Prudential group life insurance that replaces the Variable Universal Life Coverage for a class of Employees.
EFFECT OF CONVERSION: An individual contract issued under Section M will be in place of all rights under this Section F.]
[L.] PAID-UP INSURANCE.
You may elect to provide paid-up insurance for a Covered Person at any time in lieu of the Insurance, if the Cash Surrender Value of the Covered Person's
Certificate Fund is at least $1,000. You must make the election on a form acceptable to Prudential.
The election will take effect at the end of the first Business Day on which
Prudential receives the form.
This option will apply automatically if: (a) a Covered Person's Insurance ends
(for reasons other than default)[; or (b) extended death protection ends (and the person does not again become covered during the next 31 days) as provided in
Section K; and (c)] the Cash Surrender Value of the Covered Person's Certificate
Fund is at least $1,000 and you do not choose any of the options available upon termination of the person's Coverage within 61 days after Coverage ends.
The amount of paid-up insurance under this option is the amount which the
Covered Person's current Cash Surrender Value will provide when used as a net single premium, but it may not be more than the Covered Person's death benefit.
The maximum premium will be based on the 1980 Commissioners' Standard Ordinary
Mortality Table, Male Mortality, at 4%. It will be determined by the Covered
Person's attained age.
[All of a person's] paid-up insurance may be surrendered for its cash value at any time. The cash value will be the net single premium at the Covered Person's attained age for the amount of Insurance, using the same basis which determined that amount. [Partial surrenders of a person's paid-up insurance are not permitted.] Prudential may defer a surrender for up to six months. If Prudential does so for more than 30 days, it will pay interest on that portion at the rate of [3%] a year. [If a Covered Person's Paid-up insurance is surrendered for its cash value, Prudential may make a charge, up to the lesser of: (a) 2% of the cash value of the surrender; and (b) $20.00.]
DIVIDENDS: Prudential will determine that part of the dividend, if any, derived from the Covered Person's paid-up insurance. That part will be applied to increase the Covered Person's paid-up

insurance. That part will not be considered in determining the disposition or effect of dividends under any other provisions of the Group Contract.
CHANGE IN BENEFICIARY: If you purchase paid-up insurance and you make a
Beneficiary change the Beneficiary change form must be filed with Prudential.
[M.] CONVERSION PRIVILEGE.
If a person's Face Amount of Insurance under the Variable Universal Life
Coverage ends for [the reason] stated below, the person may convert to an individual life insurance contract. Evidence of insurability is not required.
The [reason is:
     All Face Amount of Insurance that applies to you or, with respect to your dependent spouse, to your dependent spouse under the Group Contract for your class ends by amendment or otherwise.] But, on the date it ends[:
(1)     you must have been insured for five years for that insurance (or for that insurance and any other Prudential rider or group contract replaced by that insurance); or
(2)     with respect to your dependent spouse, you must have been insured for that spouse for five years for that insurance (or for that insurance and any Prudential rider or group contract replaced by that
insurance).]
Any such conversion[s are] subject to the rest of this Section [M].
AVAILABILITY:  A person must apply for the individual contract and pay the first premium by the later of:
(1)  the thirty-first day after the person's Face Amount of Insurance ends; and
(2)  the fifteenth day after the person has been given written notice of the conversion privilege. But, in no event may insurance be converted to an individual contract if the person does not apply for the individual contract and pay the first premium prior to the ninety-second day after the person's Face Amount of Insurance ends.
INDIVIDUAL CONTRACT RULES: The individual contract must conform to the following:
AMOUNT:  Not more than:
(1)      the total amount of the person's insurance under this Variable Universal
Life Coverage (Face Amount of Insurance plus Certificate Fund) just before the Face Amount of Insurance ends; minus
(2)      the amount of the person's Certificate Fund needed to cancel any loan due;
minus
(3)      the amount of the person's paid-up insurance under the Variable Universal
Life Coverage purchased by using the person's Certificate Fund just after the Face Amount of Insurance ends.
[But, if a person converts when extended death protection ends, the amount of that protection applies in place of the Face Amount of Insurance in (1) above.

Or, if] the Face Amount of Insurance ends because all Face Amount of Insurance of the Group Contract for your class ends, the total amount of individual insurance which [you or your

dependent spouse] may get in place of all life insurance then ending for [you or your dependent spouse] under the Group Contract will not exceed the [lesser of the following:

(1)  The] total amount of all life insurance then ending for that person under the Group Contract reduced by the sum of: (a) the amount of that person's
Certificate Fund needed to cancel any loan due; (b) the amount of that person's paid-up insurance; and (c) the amount of group life insurance from any carrier for which that person is or becomes eligible within the next 45 days.

[(2) $10,000.]

DEATH DURING CONVERSION PERIOD: The amount a person had a right to convert to an individual contract is included in the death benefit if the person dies:

(1)  Within 31 days after the person's Face Amount of Insurance ends; and

(2)  While the person has the right to convert the Face Amount of Insurance to an individual contract.

It is included even if the person did not apply for conversion. [But it is reduced by the amount of any extended death benefit protection which applies.]

FORM:  Any form of a life insurance contract that:

(1)  conforms to Title VII of the Civil Rights Act of 1964, as amended, having no distinction based on sex; and

(2)  is one that Prudential usually issues at the age and amount applied for.

[This does not include term insurance or a contract with disability or supplementary benefits.]

PREMIUM: Based on Prudential's rate as it applies to the form and amount, and to the person's class of risk (other than gender) and age at the time.

EFFECTIVE DATE: The end of the 31 day period after which the person ceases to be insured for the Face Amount of Insurance.

[N.] GENERAL PROVISIONS.

[SUICIDE: If a Covered Person, whether sane or insane, dies because of suicide, the death benefit under the Variable Universal Life Coverage may be limited. If death because of suicide occurs:

(1) within two years from the date a person became a Covered Person, it is limited to:

     (a)  the sum of the contributions paid, minus

     (b)  any loans and the interest charged to it; minus

     (c)  any amounts which have been withdrawn from that person's Certificate
Fund.

(2)  within two years from the date of any increase in that person's Face Amount of Insurance, the part of the death benefit that would be on account of that increase is limited to the sum of the contributions paid for that increase.

(3)  within two years from the date the person's Variable Universal Life
     Coverage is reinstated, it is limited to:

     (a) the sum of the contributions paid since the date of the reinstatement;
minus

     (b) any loan and the interest charged to it; minus

     (c) any amounts which have been withdrawn from that person's Certificate
Fund.]

ANNUAL REPORT: Prudential will send you a detailed report of each Covered
Person's Certificate Fund. It will be sent within three months after the end of each [Contract Year.] You may request a report at other times, subject to a fee of [$20.00] for its cost.

PAYMENT OF DEATH CLAIM: If Prudential pays a death claim in a lump sum, it will usually pay the proceeds within seven days of the date it receives written proof of loss. But Prudential has the right to defer paying any part of the death benefit that is to come from the variable investment options if: (1) the New
York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) there occurs a system failure or a power outage. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If
Prudential does so for more than 30 days, it will pay interest on that portion at the current Fixed Account rate.

BENEFICIARY; MODE OF SETTLEMENT: Any death benefit under a section of this
Coverage is payable according to that section and the Beneficiary and Mode of
Settlement Rules.

-------------------------

OPTION TO ACCELERATE PAYMENT OF CERTAIN DEATH BENEFITS
UNDER VARIABLE UNIVERSAL LIFE COVERAGE

[FOR YOU AND YOUR DEPENDENT SPOUSE]

These provisions change the Variable Universal Life Coverage (called Coverage below) to provide an option to accelerate payment of portions of [your or your dependent spouse's] insurance.

YOU SHOULD KNOW THAT ELECTION OF THIS OPTION MAY AFFECT OTHER BENEFITS OR
ENTITLEMENTS FOR WHICH A PERSON MAY BE ELIGIBLE. IT MAY ALSO AFFECT A PERSON'S
INCOME TAX LIABILITY. READ THESE NOTES CAREFULLY:

(1) If you elect this option, the amount of Variable Universal Life Coverage for the person is reduced by the Terminal Illness Proceeds [and the
Accelerated Payment Fee] described below.

(2)  Any payment made under this option may be taxable. You are advised to seek the help of a professional tax advisor for assistance with any questions that you may have.

(3) If you elect this option, eligibility for Medicaid or other government programs may be affected. You are advised to seek the help of a professional legal advisor for assistance with any questions that you may have.

As used here:

"Certificate Fund Amount" means the amount of a person's Certificate Fund under the Coverage on the day Prudential receives proof that the person is Terminally
Ill.

"Face Amount" means a person's Face Amount of Insurance under the Coverage on the day Prudential receives proof that the person is Terminally Ill.

"Terminally Ill" means having a life expectancy that is [12 months] or less.

"Terminal Illness Proceeds" mean the amount of the Variable Universal Life Death
Benefit placed under this option for a person.

TERMINAL ILLNESS PROCEEDS:  The Terminal Illness Proceeds are equal to:

◦a portion of a person's Face Amount or Net Amount at Risk, as determined under (1) below; plus

◦a portion of a person's Certificate Fund Amount, as determined under (2)
below[; minus

◦an Accelerated Payment Fee not to exceed $350].

(1)  You must elect the portion of a person's Face Amount or Net Amount at Risk that you want to place under this option. [You may elect up to 80% of the person's Face Amount or Net Amount at Risk, but not more than $250,000.

     If the amount of a person's death benefit is being determined under
Subsection (1) of Section A of the Coverage, such portion may be reduced if, within 12 months after the date Prudential

receives proof that a person is Terminally Ill, an Amount Limitation would have applied to the person's Face Amount. In that case, the portion of the person's Face Amount placed under this option will not exceed the person's
Face Amount after applying the Limitation.]
     If the amount of a person's death benefit is being determined under
Subsection (1) of Section A of the Coverage, Prudential will determine the
Accelerated Payment Factor based on your election [and any Amount
Limitation that may apply]. The Accelerated Payment Factor is equal to:
(a)  the portion of a person's Face Amount that is placed under this option; over
     (b)  the person's total Face Amount.
     If the amount of a person's death benefit is being determined under
Subsection (2) of Section A of the Coverage, the Accelerated Payment
Factor is equal to:
     (a)  the portion of a person's Net Amount of Risk that is placed under this option; over
     (b)  the person's total Net Amount at Risk.
(2)  The portion of a person's Certificate Fund Amount that will be placed under this option is equal to:
     (a)  the person's total Certificate Fund Amount times the Accelerated
Payment Factor; minus
     (b)  any outstanding loan balance, plus any interest due on the loan, times the Accelerated Payment Factor.
CHANGES MADE IN THE COVERAGE: If a person is Terminally Ill while a Covered
Person under the Coverage [or while death benefit protection is being extended for the person under the Coverage,] you may elect to have the person's Terminal
Illness Proceeds placed under this option. That election is subject to the
"Conditions" set forth below. The amount of the death benefit otherwise payable under the Coverage is affected as described in the "Effect on Coverage" section.
Contributions are affected as described in the "Effect on Contributions"
section.
CONDITIONS:  Your right to be paid under this option is subject to these terms:
(1)  You may elect this option [for a person] only once during the time [the person is] a Covered Person.
(2) You must choose this option in writing in a form that satisfies Prudential.
(3)  You must furnish proof that satisfies Prudential that the person's life expectancy is [12 months] or less, including a certification by a [Doctor].
(4)  The Variable Universal Life Coverage on the person must not be assigned.
(5)  Terminal Illness Proceeds will be made available to you on a voluntary basis only. Therefore, you are not eligible for this option if:
     (a)  law requires using this option to meet the claims of creditors, whether in bankruptcy or otherwise; or
     (b)  a government agency requires using this option in order to apply for, get or keep a government benefit or entitlement.

(6)  Once you elect this option for a person, you may no longer:

     (a)  increase the person's Face Amount of Insurance under the Coverage;

     (b)  make a lump sum contribution to [the Certificate Fund for the person, except for contributions required to keep the person's Coverage from going into default;] or

     (c)  increase the amount of contributions to [the Certificate Fund for the person, except to the extent an increase is needed to reflect an increase in the mortality and expense risk charges.]

EFFECT ON COVERAGE: When you elect this option, the total amount of Variable
Universal Life Coverage otherwise payable on a person's death,[including any amount under an extended death benefit,] will be reduced by the Terminal Illness
Proceeds [and the Accelerated Payment Fee]. Any amount deducted from the
Certificate Fund Amount as provided in (2) (b) above will be applied to reduce the amount of any outstanding loan and and loan interest. Also, a person may not convert the Terminal Illness Proceeds [or the Accelerated Payment Fee]to an
individual contract.

Prudential reserves the right to make a distribution from a person's Certificate
Fund Amount when benefits under this option are paid. Any such distribution will be made only to the extent needed to continue to qualify the Variable Universal
Life Coverage as life insurance under the Internal Revenue Code.

EFFECT ON CONTRIBUTIONS: The amount of your contribution for a person will be adjusted based on the amount of the person's Variable Universal Life Coverage remaining in force.

METHOD OF PAYMENT: If you elect this option, Prudential will pay the Terminal
Illness Proceeds to you in one sum when it receives proof that a person is
Terminally Ill. When Prudential pays an accelerated death benefit under this option, Prudential will send you a statement that shows the effect of the payment on the person's amount of Coverage and on your contribution for the person's Coverage.

----------------------

ADDITIONAL PROVISIONS FOR ACCIDENTAL DEATH AND DISMEMBERMENT COVERAGE

[FOR YOU AND YOUR DEPENDENT SPOUSE]

Accidental Death and Dismemberment Coverage pays benefits for accidental loss of life, sight, hand or foot. Loss of sight means total and permanent loss of sight. Loss of hand or foot means loss by severance at or above the wrist or ankle.

Those benefits are payable only if all of these conditions are met:

◦The person sustains an accidental bodily Injury while a Covered Person.

◦The loss results directly from that Injury and from no other cause.

◦The person suffers the loss within [90 days] after the accident.

Not all losses are covered.  See Losses Not Covered below.

BENEFIT AMOUNT PAYABLE: The amount payable depends on the type of loss as shown in this table. [All benefits are subject to the Limitation Per Accident below.

For loss of:

Life	]
Both Hands	]
Both Feet	]
Sight of Both Eyes	]	The Amount of Insurance under the
One Hand and One Foot	]	Accidental Death and Dismemberment Coverage
One Hand and Sight of One Eye	]
One Foot and Sight of One Eye	]

One Hand	]
One Foot	]	One-half the Amount of Insurance under the
Sight of One Eye	]	Accidental Death and Dismemberment Coverage

LIMITATION PER ACCIDENT: No more than the amount of insurance on a person under the Accidental Death and Dismemberment Coverage is payable for all losses resulting from the person's Injuries sustained in the same accident.]

LOSSES NOT COVERED:  A loss is not covered if it results from any of these:

[(1) Suicide or attempted suicide, while sane or insane.

(2)] Sickness, whether the loss results directly or indirectly from Sickness.

[(3)]Medical or surgical treatment of Sickness, whether the loss results directly or indirectly from the treatment.

[(4)]Any infection, unless it is pyogenic and occurs through and at the time of an accidental cut or wound.

[(5)] War, or any act of war. "War" means declared or undeclared war and includes resistance to armed aggression.

[(6) Operating an automobile, or any other vehicle or conveyance, while under the influence of drugs or alcohol.

(7)  Travel or other movement by means of an aircraft, or descent from or with a moving aircraft. This (7) applies only if:

(a) the person has any duties aboard the aircraft that relate in any way to that aircraft or to its operation, equipment, passengers, or crew; or

(b) the person is giving or receiving training for any of those duties aboard that aircraft.

     "Aircraft" means any kind of vehicle or device designed for travel or other movement in or beyond the earth's atmosphere.

(8)  Injury arising out of, or in the course of, any work for wage or profit
(whether or not with the Employer).]

----------------------

Each benefit of the Accidental Death and Dismemberment Coverage, other than a death benefit, is payable to you. Any death benefit provided under a section of the Accidental Death and Dismemberment Coverage is payable according to that section and the Beneficiary and Mode of Settlement Rules. The Claim Rules apply to the payment of the benefits.

----------------------

ADDITIONAL PROVISIONS FOR ACCIDENTAL MOTOR VEHICLE DEATH COVERAGE -
SEAT BELT BENEFIT

[FOR YOU AND YOUR DEPENDENT SPOUSE]

Accidental Motor Vehicle Death Coverage pays a death benefit for accidental loss of life that occurs as a result of a Motor Vehicle Accident. That benefit is payable only if all of these tests are met:

(1)  The person sustains a bodily Injury in a Motor Vehicle accident while a
Covered Person.

(2)  The person's death results directly from that Injury and from no other cause.

(3)  At the time of the Motor Vehicle accident, the person: (a) was driving or riding in a Motor Vehicle; and (b) was wearing a seat belt in the manner prescribed by the Motor Vehicle's manufacturer.

(4)  The person dies within [90 days] after the Motor Vehicle accident.

(5) The cause of the person's death is not in Death Benefit Not Payable below.

"Motor Vehicle" means [a private automobile of pleasure car design, van, four-wheel drive vehicle, self-propelled motor home or truck. This does not include a vehicle used for farming, military business, racing or any other type of competitive speed event.]

AMOUNT OF DEATH BENEFIT PAYABLE:  The person's Amount of Insurance under the
Accidental Motor Vehicle Death Coverage.

DEATH BENEFIT NOT PAYABLE: The death benefit is not payable if the person dies as a result of [any of these:

(1)  Suicide, while sane or insane.

(2)  Driving a Motor Vehicle while under the influence of drugs or alcohol.

(3)  Riding in a Motor Vehicle being driven by another person while that person is under the influence of drugs or alcohol.

(4)  Driving or riding in a Motor Vehicle off-road.

(5)  Driving or riding in a Motor Vehicle in a race.

(6)  Sickness, whether the death results directly or indirectly from the
Sickness.

(7)  Medical or surgical treatment of Sickness, whether the death results directly or indirectly from the treatment.

(8)  Any infection, unless it is pyogenic and occurs through and at the time of an accidental cut or wound.

(9)  War, or any act of war. "War" means declared or undeclared war and includes resistance to armed aggression.]

-----------------------------

Any death benefit provided under a section of the Accidental Motor Vehicle Death
Coverage is payable according to that section and the Beneficiary and Mode of
Settlement Rules. The Claim Rules apply to payment of benefits.

----------------------------

ADDITIONAL PROVISIONS FOR DEPENDENTS TERM LIFE COVERAGE

[FOR YOUR DEPENDENT CHILDREN ONLY]

A.   DEATH BENEFIT WHILE A COVERED PERSON.

If [a dependent child] dies while a Covered Person, the amount of insurance on [that child] under the Dependents Term Life Coverage is payable when
Prudential receives written proof of death.

B.   DEATH BENEFIT DURING A CONVERSION PERIOD.

A death benefit is payable under this Section B if [a dependent child] dies:

(1)  within 31 days after ceasing to be a Covered Person; and

(2)  while entitled (under Section C) to a conversion of the insurance under the
    Dependents Term Life Coverage to an individual contract.

The amount of the benefit is equal to the amount of Dependents Term Life
Coverage which could have been converted. It is payable even if conversion was not applied for. It is payable when Prudential receives written proof of death.

C. CONVERSION PRIVILEGE.

This privilege applies if you cease to be insured for the Dependents Term Life
Coverage of the Group Contract with respect to [a dependent child. That child]
may have your insurance on [the child] under the Dependents Term Life Coverage, which then ends, converted to an individual life insurance contract. Evidence of insurability is not required. However, conversion is not available if the insurance ends for one of these reasons:

(1)  You fail to make any required contribution for insurance under the Group
Contract.

(2)  All Dependents Term Life Coverage of the Group Contract for your class ends by amendment or otherwise. This (2) does not apply if, on the date it ends, you have been insured with respect to [the dependent child] for five years for that insurance (or for that insurance and any Prudential rider or group contract replaced by that insurance).

Any such conversion is subject to the rest of this Section C.

AVAILABILITY: The individual contract must be applied for and the first premium must be paid by the later of:

(1)  the thirty-first day after you cease to be insured for Dependents Term Life
Coverage with respect to [the dependent child]; and

(2)  the fifteenth day after you have been given written notice of the conversion privilege. But, in no event may the insurance be converted to an individual contract if it is not applied for and the first premium paid prior to the ninety-second day after you cease to be insured for Dependents
Term Life Coverage with respect to [the dependent child].

INDIVIDUAL CONTRACT RULES: The individual contract must conform to the following:

Amount: Not more than the amount of Dependents Term Life Coverage on [the dependent child] ending under the Dependents Term Life Coverage. But, if it ends because all of the Dependents Term Life Coverage of the Group Contract for your class ends, the total amount of individual insurance which may be obtained in place of all the Dependents Term Life Coverage on [the dependent child] then ending under the Group Contract will not exceed the [lesser of the following:

(1)  The] total amount of all your Dependents Term Life Coverage on [the dependent child] then ending under the Group Contract reduced by the amount of group life insurance from any carrier for which you are or become eligible with respect to [the dependent child] within the next 31 days.

[(2) $10,000.]

Form:  Any form of a life insurance contract that:

(1)  conforms to Title VII of the Civil Rights Act of 1964, as amended, having no distinction based on sex; and

(2)  is one that Prudential usually issues at the age and amount applied for.

[This does not include term insurance or a contract with disability or supplementary benefits.]

Premium: Based on Prudential's rate as it applies to the form and amount, and to
[the dependent child's] class of risk and age at the time.

Effective Date:  The end of the 31-day period after you cease to be insured for
Dependents Term Life Coverage with respect to [the dependent child].

--------------------

Any death benefit provided under a section of the Dependents Term Life Coverage is payable to you. If you are not living at the death of [a dependent child], the death benefit is payable to [the dependent child's] estate, or, at
Prudential's option, to any one or more of these surviving relatives of [the dependent child]: wife; husband; mother; father; children; brothers; sisters.

--------------------

GENERAL INFORMATION

BENEFICIARY RULES

The rules in this section apply to insurance payable on account of [your] death, when the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, states that they do. [These rules also apply to insurance payable on account of your spouse's death, when the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life
Coverage, states that they do. But these rules are modified by any burial expenses rule in the Schedule of Benefits and, if there is an assignment, by the following Sections: Limits on Assignments; and Effect of Gift Assignment of
Rights of Group Variable Universal Life Insurance Under Another Group Contract.]

"Beneficiary" means a person chosen, on a form approved by Prudential, to receive the insurance benefits.

You have the right to choose a Beneficiary.

If there is a Beneficiary for the [insurance], it is payable to that
Beneficiary.

Any amount of insurance for which there is no Beneficiary at [a person's] death will be payable [to the person's estate].

You may change the Beneficiary at any time without the consent of the present
Beneficiary. The Beneficiary change form must be filed through the [Included
Employer]. The change will take effect on the date the form is signed. But it will not apply to any amount paid by Prudential before it receives the form.

If there is more than one Beneficiary, but the Beneficiary form does not specify their shares, they will share equally. If a Beneficiary dies before you or, with respect to your spouse, before your spouse, that Beneficiary's interest will end. It will be shared equally by any remaining Beneficiaries, unless the
Beneficiary form states otherwise.

MODE OF SETTLEMENT RULES

[The rules in this Section apply to Employee or Dependents Insurance payable on account of your death or, with respect to your spouse, on account of your spouse's death, when the Variable Universal Life Coverage states that they do.
But these rules are subject to the Limits on Assignments and Effect of Gift
Assignment of Rights of Group Variable Universal Life Insurance Under Another
Group Contract Sections.

"Mode of Settlement" means payment other than in one sum.

Employee or Dependents Life Insurance is normally paid to the Beneficiary in one sum. But a mode of settlement may be arranged with Prudential for all or part of the insurance, as stated below.

ARRANGEMENT FOR MODE OF SETTLEMENT: You may arrange a Mode of Settlement by proper written request to Prudential. If, at your death or, with respect to your spouse, at your spouse's death, no Mode of Settlement has been arranged for an amount of Employee or Dependents Life

Insurance, the Beneficiary and Prudential may mutually agree on a Mode of
Settlement for that amount.

CONDITIONS FOR MODE OF SETTLEMENT: The Beneficiary must be a natural person taking in the Beneficiary's own right. A Mode of Settlement will apply to secondary Beneficiaries only if Prudential agrees in writing. Each installment to a person must not be less that $20.00. A change of Beneficiary will void any
Mode of Settlement arranged before the change.

CHOICE BY BENEFICIARY: A Beneficiary being paid under a Mode of Settlement may, if Prudential agrees, choose (or change the Beneficiary's choice of) a payee or payees to receive, in one sum, any amount which would otherwise be payable to the Beneficiary's estate.

Information about Modes of Settlement is available from Prudential.]

INCONTESTABILITY OF INSURANCE

This limits Prudential's use of your statements in contesting an amount of insurance under the [Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage] for which you are insured. These are statements made to persuade Prudential to accept you for insurance. They will be considered to be made to the best of your knowledge and belief. These rules apply to each statement:

(1)  It will not be used in the contest unless:

     (a)  It is in a written instrument signed by you; and

     (b)  A copy of that instrument is or has been furnished to you or, in the event of your death or incapacity, to your Beneficiary or personal representative.

(2)  If it relates to [a person's] insurability:

     (a) it will not be used to contest the validity of the insurance which has been in force, before the contest, for at least two years during [the person's] lifetime; or, if later, two years during [the person's]
lifetime from the date [the person's] insurance was reinstated.

     (b) with respect to an increase in [that person's] face amount of insurance, it will not be used to contest the validity of the increase in the insurance which has been in force, before the contest, for at least two years during [the person's] lifetime.

  ----------------------

CLAIM RULES

These rules apply to the payment of benefits under [Additional Provisions for
Accidental Death and Dismemberment Coverage and Additional Provisions for
Accidental Motor Vehicle Death Coverage].

PROOF OF LOSS: Prudential must be given written proof of the loss for which claim is made under [the Additional Provisions for Accidental Death and
Dismemberment Coverage or the Additional Provisions for Accidental Motor Vehicle
Death Coverage]. This proof must cover the occurrence, character and extent of that loss. It must be furnished within 90 days after the date of the loss. A claim will not be considered valid unless the proof is furnished within this time limit. However, it may not be possible to do so. In that case, the claim will still be considered valid if proof is furnished as soon as possible.

WHEN BENEFITS ARE PAID: Benefits are paid when Prudential receives written proof of the loss.

[A benefit unpaid at your death will be paid to your estate. But this does not apply if the Additional Provisions for Accidental Death and Dismemberment
Coverage, the Additional Provisions for Accidental Motor Vehicle Death Coverage
or the Limits on Assignments section on an earlier page states otherwise.]

PHYSICAL EXAM: Prudential, at its own expense, has the right to examine the person whose loss is the basis of claim. Prudential may do this when and as often as is reasonable while the claim is pending.

LEGAL ACTION: No action at law or in equity may be brought to recover on the
Group Contract until 60 days after the written proof described above is furnished. No such action may be brought more than [three] years after the end of the time period within which proof of loss is required.

 --------------------

[LIMITS ON ASSIGNMENTS

Unless not allowed in the Schedule of Benefits, you may assign your Employee or
Dependents Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life
Coverage. Unless the Schedule of Benefits states otherwise, any rights, benefits or privileges that you have as an Employee may be assigned only as a gift assignment. This includes any right to choose a Beneficiary or to convert to another contract of insurance. An assignment must be in a signed writing.
Prudential will not decide if an assignment does what it is intended to do.
Prudential will not be held to know that one has been made unless it or a copy is filed with Prudential through the Included Employer.

This paragraph applies only to insurance for which you have the right to name a
Beneficiary, when that right has been assigned. If an assigned amount of insurance becomes payable on account of the Covered Person's death, and at the
Covered Person's death there is no Beneficiary chosen by the assignee, it will be payable to:

(1)  the assignee, if living; or

(2)  the estate of the assignee, if the assignee is not living.

It will not be payable as stated in the Beneficiary Rules.]

[EFFECT OF GIFT ASSIGNMENT OF RIGHTS OF GROUP VARIABLE UNIVERSAL LIFE INSURANCE
UNDER ANOTHER GROUP CONTRACT

If you are eligible for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life
Coverage, of the Group Contract on the Included Employer's Inclusion Date, you
will have no rights, benefits or privileges under such Coverage if, on the day before the Inclusion Date, all of the following were true:

(1)  You were insured for group variable universal life insurance under another group contract, and that contract was issued by Prudential or another insurance carrier to cover Employees of the Included Employer.

(2)  Your group variable universal life insurance under the other group contract ended.

(3)  An irrevocable and absolute gift assignment previously made by you: (a) was in effect; (b) was made before the other group contract ended; and (c) was of all of your rights, benefits and privileges of the group variable universal life insurance under the other group contract.

(4)  Those rights, benefits and privileges were owned by the assignee or the assignee's successor.

The owner of those rights of the group variable universal life insurance under the other group contract on the day before the Included Employer's Inclusion
Date will be the owner of the rights, benefits and privileges you would have had under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, to the same extent ownership existed under the other group contract, if this section did not apply. This includes, but is not limited to, any right of assignment you would have had under the Limits on Assignments section above. The term
"assignee" as used in that section includes such an owner.

The term "group variable universal life insurance", as used above, means only group variable universal life insurance provided under Group Contract No. XXX issued to the KLM Insurance Company.]

AGE ADJUSTMENT

If an age is used to determine your contributions for the Variable Universal
Life Coverage[, including any of the additional provisions that may be a part of that Coverage,] and the age used is found to be in error, Prudential will adjust the amount of any death benefit payable. The death benefit will be increased or decreased to reflect the benefit that the contributions you made would have provided at the correct age.

DEFINITIONS

[ACTIVE WORK REQUIREMENT: A requirement that you be actively at work at the
Included Employer's place of business, or at any other place that the Included
Employer's business requires you to go.]

ATTAINED AGE:  The person's age [as of each Contract Anniversary.]

BUSINESS DAY: On any day, the time during which the New York Stock Exchange is open and the Securities and Exchange Commission has not restricted trading or declared an emergency.

CASH SURRENDER VALUE: The Cash Surrender Value of Your Certificate Fund is equal to the Certificate Fund on the date of surrender, less any Certificate Debt[, any transaction charge and other outstanding charge.]

CERTIFICATE DEBT: The sum of all loans under this Certificate, plus the interest charged that is not yet due and has not been added to the loans.

CERTIFICATE YEAR:  A period of one year measured from the effective date of Your
Certificate and from each successive anniversary of that date.

CONTRACT MONTH: A period of one month measured from the Contract Date and from each successive monthly anniversary.

CONTRACT YEAR: A period of one year measured from the Contract Date and from each successive Contract Anniversary.

COVERAGE:  A part of the Certificate consisting of:

(1)  A benefit page labeled as a Coverage in its title.

(2)  Any page or pages that continue the same kind of benefits.

(3)  A Schedule of Benefits entry and other benefit pages or forms that by their terms apply to that kind of benefits.

Covered Person under the Variable Universal Life Coverage[, including any of the additional provisions that may be a part of the Variable Universal Life
Coverage: An Employee who is insured for Employee Insurance under that Coverage;
a Qualified Dependent for whom an Employee is insured for Dependents Insurance under that Coverage].

[DEPENDENTS INSURANCE:  Insurance on the person of a dependent.]

[DOCTOR: A licensed practitioner of the healing arts acting within the scope of the license.]

[EARNINGS: This is the gross amount of money paid to you by the Included
Employer in cash for performing the duties required by your job. Bonuses, overtime pay, Earnings for more than 40 hours per week, and all other benefits are excluded.]

[EMPLOYEE: A person employed by the Included Employer; a proprietor or partner of the Included Employer. The term also applies to that person for any rights after insurance ends.]

[EMPLOYEE INSURANCE:  Insurance on the person of an Employee.]

[INCLUDED EMPLOYER:  An employer who:

(1)  has made a written request to Prudential to be included under the Group
Contract; and

(2)  has agreed to make required payments to the Contract Holder for the insurance; and

(3)  has been approved by Prudential for inclusion under the Group Contract.]

[INJURY:  Injury to the body of a Covered Person.]

INSURANCE: Variable Universal Life Coverage[, and any of the additional provisions that may be a part of the Variable Universal Life Coverage,] provided under this Certificate.

LOAN ACCOUNT: An account, which is part of the Covered Person's Certificate
Fund, that is set up by Prudential when you take out a loan.

PRUDENTIAL:  The Prudential Insurance Company of America.

[SICKNESS: Any disorder of the body or mind of a Covered Person, but not an
Injury.]

YOU:  [An Employee].

--------------------

WHEN INSURANCE ENDS

[EMPLOYEE AND DEPENDENTS] INSURANCE

Your [Employee Insurance or your Dependents Insurance] under the Variable
Universal Life Coverage [and any of the additional provisions that may be a part of the Variable Universal Life Coverage under the Group Contract] will end [on the first of these to occur:

(1)] The date the Group Contract ends.

[(2) The date your Employer ceases to be an Included Employer.

(3)  The last day of the month in which Prudential receives notice that you cease to be in the Covered Classes for the insurance because your employment ends (see below) or for any other reason.

(4)  The last day of the month in which Prudential receives notice that your class has been removed from the Covered Classes for the insurance.

(5)  The last day of the month in which you fail to pay, when due any contribution that is required to keep the person's insurance in force. If the person's insurance is in default, you fail to pay the monthly contribution required to provide the person's Variable Universal Life
Coverage during the grace period. But failure to pay for Dependents
Insurance will not cause your Employee Insurance to end.

(6)  With respect to a dependent spouse who is insured for Variable Universal
Life Coverage, the last day of the month in which that spouse's Variable
Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage ends as a result of your death or divorce.

Your Dependents Insurance for a Qualified Dependent under the Additional
Provisions for Dependents Term Life Coverage will end on the last day of the month in which that dependent ceases to be a Qualified Dependent for those provisions.]

[PAID-UP INSURANCE: If a person's Certificate Fund has been used to provide paid-up insurance, as described in the Paid-up Insurance Section of the Variable
Universal Life Coverage, the paid-up insurance will not end when a person's insurance ends under other rules of the Group Contract. Unless surrendered, it will continue until the person's death.]

[END OF EMPLOYMENT: For insurance purposes, your employment will end when you are no longer a full-time Employee actively at work for the Included Employer.
But, the Included Employer may consider you as still employed in the Covered
Classes during certain types of absences from full-time work. The Included
Employer decides which Employees with those types of absences are to be considered employed, and for how long. In doing so, the Included Employer must not discriminate among persons in like situations.

For the purpose of your life insurance under the Group Contract, your employment in the Covered Classes will not be considered to end while you: (1) are absent from work for the Included Employer on account of your disability; and (2) have been so absent for less than six months; and (3) are not working at any other job for wage or profit.

If you stop active full-time work for any reason, you should contact the
Included Employer at once to see what arrangements, if any, have been made to continue your insurance during such absences.]
[CONTINUED COVERAGE UNDER THE GROUP CONTRACT: If a person's Face Amount of
Insurance under the Variable Universal Life Coverage and any of the additional provisions made a part of the Variable Universal Life Coverage would, but for these provisions, end because:
(1)  you cease to be in the Covered Classes for the insurance; or
(2)  your class has been removed from the Covered Classes for the insurance; or
(3)  your employer is no longer an Included Employer; or
(4)  with respect to a person who is a dependent spouse, you die or are divorced from that spouse;
the person's Variable Universal Life Coverage and any of the additional provisions made a part of the Variable Universal Life Coverage will be continued
beyond the date it would have ended above. But, this will not apply if (1) or
(2) below applies:
(1)  A person's Variable Universal Life Coverage under the Group Contract ends because your employer is no longer an Included Employer and, within 31 days, the person becomes eligible through your employer for group life insurance coverage, issued by another carrier, that provides for the accumulation of cash value.
(2)  The Variable Universal Life Coverage for your spouse ends as a result of your death and, at the time of your death, your spouse's coverage was not assigned.
RULES: The Variable Universal Life Coverage and any additional provisions that may be a part of the Variable Universal Life Coverage will be continued, subject to the following rules.
Effective Date: The effective date is the first day of the month after
Prudential receives notice that the person's Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable
Universal Life Coverage, under the Group Contract would have ended.
Contributions: The amount of the contributions required to keep the insurance in force will be different than the amount you have been contributing.
Contributions will be payable directly to Prudential.
Increases in Face Amount of Insurance: On each Contract Anniversary, you may request an increase in the Face Amount of Insurance for a person less than age
65 provided:
(1)  the amount of the requested increase is $25,000 or more; and
(2)  you give evidence of insurability satisfactory to Prudential for the person.
The Face Amount of Insurance for the person will be increased when Prudential decides the evidence is satisfactory.
Amount Limitation:  The Amount Limitation shown in the Schedule of Benefits is replaced by the Amount Limitation shown below.
     AMOUNT LIMITATION: On the first day of a month coinciding with or next following a person's attainment of the Limiting Age (shown below), the person's Face Amount of Insurance is limited. It is the greater of: (a)
five times the person's Certificate Fund on the Business Day coinciding with or next following the person's attainment of the Limiting Age;

and (b) $25,000. But, in no event will the Face Amount of Insurance exceed the person's Face Amount of Insurance on the day prior to attainment of the Limiting Age.

     Limiting Age: The later of: (a) age 70; and (b) the tenth anniversary of the day on which the person became insured for the Variable Universal Life
Coverage under the Group Contract.

     The Delay of Effective Date section does not apply to this provision.

End of Continued Coverage: Insurance under the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable
Universal Life Coverage will end when the first of these occurs:

(1)  The Group Contract ends.

(2)  You fail to pay, when due any contribution that is required to keep the person's Insurance in force. If the person's Insurance is in default, you fail to pay the monthly contribution required to provide the person's
Variable Universal Life Coverage during the grace period. But failure to pay for Dependents Insurance will not cause your Employee Insurance to end.

(3)  The Certificate Fund that applies to the person has been used to buy paid-up insurance.

Your Dependents Insurance for a Qualified Dependent under the Additional
Provisions for Dependents Term Life Coverage will end on the last day of the month in which that dependent ceases to be a Qualified Dependent for those provisions.]

[ATTAINMENT OF AGE 100: When a Covered Person attains age 100, you may elect to:

(1)  surrender the Covered Person's Insurance for its Cash Surrender Value, as
described in Section H of the Variable Universal Life Coverage;

(2)  purchase paid-up insurance for the person, as described in Section F of the
Variable Universal Life Coverage; or

(3)  continue to hold the Certificate.

If you elect (3) above: (a) the monthly Expense Charges for the Cost of
Insurance will no longer be required; and (b) Prudential will no longer accept contributions, other than to repay Certificate Debt. The person's death benefit will be equal to the Certificate Fund, less any Certificate Debt outstanding and any past due monthly charges.

Any additional provisions that may have been part of the Variable Universal Life
Coverage will end.]

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RIDER TO BE ATTACHED TO YOUR GROUP INSURANCE CERTIFICATE

NOTICE OF CHANGE

[EFFECTIVE DATE OF CHANGE:  June 1, 19XX*]

GROUP CONTRACT NO.:  [GV-XXXXX]

[COVERED CLASSES:  All Employees of The A.B.C. Company]

    [*Subject to the Certificate's Delay of Effective Date rules]

Your Group Insurance Certificate is changed as follows:

[1.  The Non-medical Limit A amount under Non-medical Limits on Face Amount of
Insurance on the Schedule of Benefits is replaced by:

     Non-medical Limit A:  $YYY,YYY.

2.   The Non-medical Limit A amount under Non-medical Limits on Your Spouse's
Face Amount of Insurance on the Schedule of Benefits is replaced by:

     Non-medical Limit A:  $YYY,YYY.]

                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA